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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                                ChemFirst Inc.
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               (Name of Registrant as Specified In Its Charter)


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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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Notes:
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                                CHEMFIRST INC.
                             JACKSON, MISSISSIPPI

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                 MAY 27, 1998

To the Stockholders:

  Notice is hereby given that the Annual Meeting of the Stockholders of ChemFirst Inc. will be held in the Garden Room at Dennery's, 330 Greymont Avenue, Jackson, Mississippi, on May 27, 1998, at 2:00 p.m. (CST), for the following purposes:

    1. To elect eight (8) Directors to serve for the terms specified in this proxy statement and until their successors are elected and qualify;

    2. To act upon a proposal to approve the ChemFirst Inc. 1998 Long-Term Incentive Plan;

    3. To act upon a proposal to approve the ChemFirst Inc. 1997 Employee Stock Purchase Plan; and

    4. To transact such other business as may be properly brought before the meeting.

  Stockholders of record on March 19, 1998, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

  You are urged to consider the enclosed materials and to sign and return your proxy promptly in the enclosed, postage prepaid envelope, even if you plan to attend the meeting. Any stockholder giving a proxy has a right to revoke it at any time before it is voted.

  *PLEASE DATE AND SIGN YOUR NAME EXACTLY AS IT APPEARS ON THE PROXY.

                                          By order of the Board of Directors.

                                             /s/ JAMES L. McARTHUR
                                          ----------------------------
                                          JAMES L. McARTHUR, Secretary
                                          ChemFirst Inc.
                                          P. O. Box 1249
                                          Jackson, Mississippi 39215-1249

April 1, 1998


--------
*NOTICE: STOCKHOLDERS RECEIVING MORE THAN ONE (1) PROXY BECAUSE OF SHARES
 REGISTERED IN DIFFERENT NAMES OR ADDRESSES MUST COMPLETE AND RETURN EACH PROXY IN ORDER TO VOTE ALL SHARES TO WHICH ENTITLED.
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                                CHEMFIRST INC.

                                PROXY STATEMENT

                                 SOLICITATION

  The enclosed proxy is being SOLICITED BY THE BOARD OF DIRECTORS of ChemFirst Inc., P. O. Box 1249, Jackson, Mississippi, a Mississippi corporation ("ChemFirst" or "the Company"), for use at the 1998 Annual Meeting of the Stockholders of ChemFirst (the "Annual Meeting") to be held in the Garden Room at Dennery's, 330 Greymont Avenue, Jackson, Mississippi at 2:00 p.m. (CST), on Thursday, May 27, 1998, and at any adjournments thereof. Stockholders may revoke their proxies by written notice to ChemFirst at any time prior to the exercise thereof, by the execution of a later proxy with respect to the same shares, or by voting their shares in person. The solicitation will be primarily by mail but may also include telephone, telegraph, or oral communication by Officers or regular employees. Officers and employees will receive no additional compensation in connection with the solicitation of proxies. Morrow & Co., Inc. has been retained for advice and consultation and to solicit proxies for the Annual Meeting at a minimum fee of $6,000. All costs of soliciting proxies will be borne by ChemFirst. The approximate mailing date of the proxy statements and proxies to stockholders is April 1, 1998.

  ALL PROXIES WILL BE VOTED AS SPECIFIED. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED: (1) FOR THE ELECTION OF EIGHT (8) DIRECTORS OF CHEMFIRST INC. TO SERVE FOR THE TERMS SPECIFIED IN THIS PROXY STATEMENT AND UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFY; (2) FOR THE APPROVAL OF THE CHEMFIRST INC. 1998 LONG-TERM INCENTIVE PLAN; (3) FOR THE APPROVAL OF THE CHEMFIRST INC. 1997 EMPLOYEE STOCK PURCHASE PLAN; AND (4) ON ALL OTHER MATTERS BY THE PERSONS NAMED IN THE PROXIES IN ACCORDANCE WITH THEIR JUDGMENT.

                               VOTING SECURITIES

  Record Date. Stockholders of record at the close of business on March 19, 1998, are entitled to notice of and to vote at the Annual Meeting.

  Shares Outstanding. As of March 19, 1998, a total of 19,852,694 shares of Common Stock were outstanding and entitled to vote. Each share is entitled to one (1) vote per share on each matter submitted to a vote at the Annual Meeting.

  According to a Form 13G filed with the Securities and Exchange Commission by The Goldman Sachs Group, L.P. and Goldman Sachs & Company ("Goldman Sachs"), 85 Broad Street, New York, New York 10004, Goldman Sachs owned as of December 31, 1997, an aggregate of 1,950,000 shares or 9.6% of Common Stock of the Company. According to the report, Goldman Sachs has shared voting power as to 1,950,000 shares and sole voting power as to 0 shares, and shared dispositive power as to 1,950,000 shares and sole dispositive power as to 0 shares. Also at December 31, 1997, according to a Form 13G filed with the Securities and Exchange Commission by Franklin Resources, Inc., Charles B. Johnson, Rupert H. Johnson, Jr. (777 Mariners Island Boulevard, San Mateo, California 94404) (collectively, "FRI") and Franklin Mutual Advisers, Inc. (51 John F. Kennedy Parkway, Short Hills, New Jersey 07078) ("FMAI") (hereinafter, FRI and FMAI are collectively referred to as the "FRI Group"), the FRI Group beneficially owned 2,560,630 shares or 12.6% of Common Stock of the Company. According to the report, FRI, FMAI, Franklin Advisers, Inc. and Franklin Management, Inc. have sole power to vote or direct the vote of 0 shares, 1,749,600 shares, 805,700 shares and 0 shares, respectively; and FRI, FMAI, Franklin Advisers, Inc. and Franklin Management, Inc. have sole power to dispose or to direct the disposition of 0 shares, 1,749,600 shares, 805,700 shares, and 5,330 shares, respectively. The Form 13G filed by the FRI Group indicates that FMAI, Franklin Advisers, Inc. and Franklin Management, Inc. are advisory subsidiaries of Franklin Resources, Inc. and, as such, possess investment and/or voting power over certain securities owned by Franklin Resources, Inc. Also, at December 31, 1997, according to a Form 13G filed with the Securities and Exchange Commission by the President and Fellows of Harvard College ("Harvard"), c/o Harvard Management Company, Inc., 600 Atlantic Avenue, Boston, Massachusetts 02210, Harvard beneficially owned 1,269,400 shares or 6.3% of Common Stock of the Company. According to the report, Harvard has sole power to vote or direct the vote and sole power to dispose or direct the disposition of 1,269,400 shares. See "Security Ownership of Management" for information as to J. Kelley Williams, who is also a greater than five percent (5%) holder of Common Stock of the Company.

  Stockholder Proposals. Proposals from stockholders intended to be included in the Company's proxy statement for the 1999 Annual Meeting must be received by the Company on or before February 25, 1999, and may be omitted unless the submitting stockholder meets certain requirements.

  Notice. In order for any business to be transacted at the Annual Meeting by a stockholder, including the nomination of a nominee for Director, that business must be properly brought before the meeting by that stockholder giving written notice to the Secretary of the Company of the business to be transacted, in addition to other information, no later than five (5) business days after the Company gives notice of the date and place of the meeting.

                              BOARD OF DIRECTORS

  The Board of Directors (the "Board") represents the interests of all stockholders and is responsible for setting policy and objectives for the Company in accord with its charter, Bylaws, Mississippi laws and other applicable governmental regulations. The Board is currently composed of eleven
(11) non-employee Directors and one (1) employee, the Chief Executive Officer. The Board is divided into three (3) groups, normally elected for three-year terms. The Board held six (6) meetings during 1997. All of the Directors of the Company have attended at least seventy-five percent (75%) of the Company's Board meetings and meetings of committees on which they serve which were held during 1997.

  The COMMITTEE ON DIRECTOR AFFAIRS is composed of four (4) non-employee Directors and is responsible for nominating new Board members, appointing members to Board Committees, assessing Board performance and recommending Board compensation for action by the Board. The Chairman of this committee also chairs executive sessions of the outside members of the Board. The Committee on Director Affairs considers suggestions for Director nominations from all sources. Stockholder suggestions for nominees for the 1999 Annual Meeting, together with appropriate detailed biographical information, should be submitted to the Corporate Secretary no later than February 25, 1999. The Committee on Director Affairs met three (3) times during the year.

  The AUDIT COMMITTEE is composed of four (4) non-employee Directors with broad latitude for inquiry into all operations of the Company. Its primary responsibilities include making a recommendation to the Board on the selection of independent auditors, reviewing audit reports prepared by independent auditors, internal auditors, insurance auditors and other consultants engaged by the Company to examine specific areas of corporate operations, and examining the adequacy of compliance with various governmental regulations and corporate policies and procedures. The Audit Committee met three (3) times during the year.

  The COMPENSATION & HUMAN RESOURCES COMMITTEE is composed of four (4) non-employee Directors and is charged with the responsibility of recommending to the Board a program of overall compensation for the Company and its subsidiaries, including Executive Officers and other Key Employees. These responsibilities include administration of the Company's Long-Term Incentive Plans. The Compensation & Human Resources Committee met five (5) times during the year.

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  Committee assignments are indicated below.

                                  PROPOSAL I

                             ELECTION OF DIRECTORS

  Section 3(a) of the Company's Bylaws specify in part "The directors of the corporation shall be divided into three (3) groups which shall be as nearly equal as may be possible." Article III, Section 3(c) of the Company's Bylaws and Section 3.4 of the Company's Corporate Governance Guidelines provide that "Each director who was, on August 22, 1995, a director of First Mississippi and who had completed less than nine (9) consecutive years of service on the board of First Mississippi Corporation on that date will offer a written resignation upon the completion of nine (9) consecutive years of service on either the board of First Mississippi Corporation or the Corporation if under age sixty-five (65) at that time. In addition, all such directors who were under age sixty-five (65) on August 22, 1995 will offer a written resignation upon reaching age sixty-five (65). All other directors will offer resignations upon completion of nine (9) consecutive years of service on either the board of directors of First Mississippi Corporation or the Corporation prior to age sixty-five (65) and again upon reaching age sixty-five (65). In each case, the Committee on Director Affairs (or successor committee) will make a recommendation with respect to continued service to the board of directors for action. Directors will retire at age seventy (70)." In accordance with these Bylaw provisions, Charles P. Moreton resigned upon reaching age 70 on September 24, 1997 and Mr. Anderson will be required to resign upon reaching age 70 on April 10, 1999. Dr. Murrill and Mr. Williams will offer written resignations prior to the expiration of their 3-year terms in 1999. On October 30, 1996, the Company's former parent company, First Mississippi Corporation ("First Mississippi"), acting in its capacity as sole stockholder of the Company, elected thirteen individuals to serve as directors of the Company. Of these thirteen individuals, all but one, Charles P. Moreton, are currently serving as directors of the Company.

  When elected in October 1996, each of the Company's current directors was placed in one of three classes and elected to a term which was or is to expire at the Company's 1997, 1998 or 1999 Annual Meeting of Stockholders. Due to the fact that First Mississippi held an Annual Meeting of Stockholders on December 20, 1996 and the Company's fiscal year end was changed to December 31 on January 1, 1997, the Company did not have an Annual Meeting of Stockholders in 1997. Accordingly, the four directors whose terms were originally scheduled to expire at the Company's 1997 Annual Meeting of Stockholders, Mr. Anderson, Mr. Ferris, Mr. Percy and Dr. Turner (hereinafter collectively referred to as the "1997 Group"), are being nominated for election at the Annual Meeting along with four other directors whose terms were originally scheduled to expire at the Annual Meeting. In order to keep the three director groups as equal in number as possible, each member of the 1997 Group is being nominated to serve a two-year term expiring at the Company's Annual Meeting of Stockholders in 2000.

  Sections I and II below set forth for each nominee for election as a Director and for each continuing Director who is not a nominee, based on information supplied by him, his age as of the date of the Annual Meeting, any presently held positions with the Company, his principal occupation as of the date of this proxy statement and for the past five (5) years, the year in which his term of office will expire, other Directorships in public companies, and his tenure of service as a Director of the Company. See "Security Ownership of Management" for definitions of "Distribution Date" and "Merger," and Note 2 of the Summary Compensation Table for the definition of "Transition Period."

                                   SECTION I

                      NOMINEES FOR ELECTION AS DIRECTORS
                TO SERVE A TWO (2) YEAR TERM TO EXPIRE IN 2000

RICHARD P. ANDERSON        Term Expires: 1998

                           Mr. Anderson, 69, a director of the Company since November 1996, has been the Chairman and Chief Executive Officer of The Andersons, Inc., an agribusiness company in Maumee, Ohio, since September 1996. He was President and Chief Executive Officer from 1981 to September 1996. He was a director of First Mississippi from 1987 to the Distribution Date. He was a Director of Centerior Energy Corporation, an electric utility company in Cleveland, Ohio from 1986 to 1996, and N-Viro International Corporation, a waste recycling company in Toledo, Ohio from 1993 to 1996. He is also a Director of Quality Chemicals, Inc., a subsidiary of the Company. He is a member of the Committee on Director Affairs and Chairman of the Compensation & Human Resources Committee.

MICHAEL J. FERRIS          Term Expires: 1998

                           Mr. Ferris, 53, a director of the Company since November 1996, is President and Chief Executive Officer as well as a director of Pioneer Companies, Inc. of Houston, Texas, a manufacturer of chlorine, caustic soda, detergents and agricultural chemicals, a position he has held since January 1997. He was formerly the Executive Vice President, Chemicals Group, of Vulcan Materials Company, a chemical manufacturer located in Birmingham, Alabama. Prior to becoming Executive Vice President of Vulcan in 1996, Mr. Ferris served in various positions at Vulcan Chemicals, a division of Vulcan Materials Company, since 1974, including President and Executive Vice President. He is a member of the Compensation and Human Resources Committee and a director of Quality Chemicals, Inc., a subsidiary of the Company.

WILLIAM A. PERCY, II       Term Expires: 1998

                           Mr. Percy, 58, a director of the Company since November 1996, has been a partner of Trail Lake Enterprises, a cotton and soybean farming operation in Arcola, Mississippi, since 1986. Since September 1992, he has been the Chairman of the Board of Staple Cotton Cooperative Association in Greenwood, Mississippi. He is a Director of Mississippi Chemical Corporation, which manufactures and sells fertilizer. Prior to the Merger, First Mississippi and Mississippi Chemical Corporation were engaged in a joint-venture, Triad Chemical, in Donaldsonville, Louisiana. Mr. Percy is also President and Chief Executive Officer of Greenville Compress Co., Greenville, Mississippi. He was a Director of the Sunburst Bank of Mississippi, Grenada, Mississippi, until it was purchased by Union Planters Bank in July 1995. He was a director of First Mississippi from 1988 until the Distribution Date. He is also a Director of Callidus Technologies Inc. and Plasma Energy Corporation, subsidiaries of the Company. He is a member of the Compensation & Human Resources Committee and Chairman of the ChemFirst Foundation, Inc. Board of Trustees.

R. GERALD TURNER           Term Expires: 1998

                           Dr. Turner, 52, a director of the Company since November 1996, is the President of Southern Methodist University in Dallas, Texas, a position he assumed in June 1995. He was the Chancellor of the University of Mississippi in Oxford, Mississippi, from 1984 through June 1995. He has been a Director of River Oaks Furniture, Inc., a furniture manufacturer based in Fulton, Mississippi, since 1994; a Director of JC Penney Co., Inc., a retailer, since 1995; a Director of Mobile Telecommunications Technologies Corp., a provider of nationwide paging and voice messaging services, since July 1996; and a Director of Capstar Broadcasting, indirect owner and operator of radio stations, since 1997. He was a director of First Mississippi from 1987 until the Distribution Date. Dr. Turner is also a Director of Callidus Technologies Inc. and Plasma Energy Corporation, subsidiaries of the Company. He is Chairman of the Committee on Director Affairs and a member of the ChemFirst Foundation, Inc. Board of Trustees.

                      NOMINEES FOR ELECTION AS DIRECTORS
               TO SERVE A THREE (3) YEAR TERM TO EXPIRE IN 2001

PAUL A. BECKER             Term Expires: 1998

                           Mr. Becker, 59, a director of the Company since November 1996, is a Managing Director of Mitchell Hutchins Asset Management, Inc., an investment management company in New York City and wholly owned by Paine Webber Group, Inc. He was a Director of First Mississippi from 1985 to the Distribution Date. He has been employed by Paine Webber Group, Inc. since 1978. Mitchell Hutchins served as an investment manager for First Mississippi's pension plan until August 1996. Mr. Becker is a member of the Audit Committee.

JAMES W. CROOK             Term Expires: 1998

                           Mr. Crook, 68, a director of the Company since November 1996, is retired. He was Chairman of the Board of Melamine Chemicals, Inc. ("MCI"), which manufactures melamine in Donaldsonville, Louisiana, from 1987 to November 1997. Until November 1997, the Company owned approximately 23% of the common stock of MCI. MCI obtains all of its raw materials
                           (urea) from Triad Chemical, which prior to the Merger was a joint-venture between First Mississippi and Mississippi Chemical Corporation. During the Transition Period, the Company was paid approximately $5.4 million by MCI for urea. Mr. Crook was a director of First Mississippi from 1971 until the Distribution Date, and is a retired Vice President of First Mississippi, a position he held from 1965 to June 1985. Mr. Crook is also a Director of FirstMiss Steel, Inc., a subsidiary of the Company. He is a member of the Committee on Director Affairs and the ChemFirst Foundation, Inc. Board of Trustees.

DAN F. SMITH               Term Expires: 1998

                           Mr. Smith, 52, a director of the Company since November 1996, is President and Chief Executive Officer of Lyondell Petrochemical Company of Houston, Texas, a position he has held since January 1997.

                           He has been a Director of Lyondell since January 1992. Lyondell manufactures and sells petrochemicals and refinery products. He has been CEO of Equistar Chemicals, L.P., Houston, Texas, since its formation in December 1997. Equistar is a joint venture of Lyondell and Millennium Chemicals Company and manufactures polymers and polymer feedstocks. From August 1994 until January 1997, he was President and Chief Operating Officer of Lyondell. From May 1993 until August 1994, he was Executive Vice President and Chief Operating Officer of Lyondell. He was Vice President, Corporate Planning, of Atlantic Richfield Company, Los Angeles, California, from October 1991 to May 1993. From November 1988 to October 1991, he was Executive Vice President and Chief Financial Officer of Lyondell. During 1997, a subsidiary of the Company sold a total of approximately $415,700 in products to Lyondell Petrochemical Company and its affiliates. He is a Director of First Chemical Corporation and a member of the Audit Committee.

LELAND R. SPEED            Term Expires: 1998

                           Mr. Speed, 65, a director of the Company since November 1996, is Chairman of the Board of Parkway Properties, Inc., and Chairman and Trustee of EastGroup Properties, Inc., real estate investment companies, both of Jackson, Mississippi. From May 1993 through September 1997, he was also CEO of Parkway Properties and EastGroup Properties. He is Chairman and Director of Delta Industries, Inc., a construction materials manufacturer, and a Director of Farm Fish, Inc., Mississippi Valley Gas Company, and KLLM Transport Services, Inc., all of Jackson, Mississippi. He was Trustee and President of Eastover Corporation from 1977 through December 1994; President and Director of Congress Street Properties from 1984 through November 1994; and President and Director of LNH REIT, INC. from 1991 through May 1996. He was also President, Chief Executive Officer and Director of Rockwood National Corporation, a real estate developer, from 1983 through June 1994. He was a Trustee of First Continental Investors REIT, Houston, Texas from 1983 through May 1994. He was a director of First Mississippi from 1965 until the Distribution Date. He is a director of EKC Technology, Inc., a subsidiary of the Company. He is a member of the Committee on Director Affairs.

                                  SECTION II

                                   DIRECTORS

JAMES E. FLIGG             Term Expires: 1999

                           Mr. Fligg, 61, a director of the Company since November 1996, has been Senior Executive Vice President, Strategic Planning and International Business Development, Amoco Corporation, based in Chicago, Illinois, since October 1995. From July 1993 until October 1995, he was Executive Vice President, Chemicals Sector, Amoco Corporation. He was President of Amoco Chemical Company, an international chemical manufacturing and marketing subsidiary of Amoco Corporation based in Chicago, Illinois, from July 1991 until October 1995. He was a director of Amoco Chemical from 1984 until October 1995. He was Executive Vice President, International Operations and Polymer Products, from 1989 to July 1991. During 1997, one of the Company's subsidiaries purchased a total of approximately $767,074 in products from Amoco Chemical Company or one of its affiliates, and another of the Company's subsidiaries sold a total of $408,100 in products to Amoco Chemical or one of its affiliates. Mr. Fligg was a director of First Mississippi from 1994 until the Distribution Date. He is a director of Quality Chemicals, Inc., a subsidiary of the Company. He is a member of the Compensation & Human Resources Committee.

ROBERT P. GUYTON           Term Expires: 1999

                           Mr. Guyton, 61, a director of the Company since November 1996, is self-employed as a financial consultant, a position he has held since October 1996. He was Chairman and Chief Executive Officer of Smart Choice Holdings, Inc., an owner and operator of automobile dealerships and finance companies, from July 1996 to October 1996. He was Vice President and Financial Consultant for Raymond James & Associates, Inc., an asset management and investment banking company in Atlanta, Georgia, from August 1993 to July 1996. He was self-employed as a management consultant from June 1991 to July 1993. He was Chairman and Chief Executive Officer of Bank South Corporation, Atlanta, Georgia, from 1990 to 1991. From 1980 to 1990, he was President and Chief Executive Officer of Bank South Corporation. He was a director of First Mississippi from 1969 until the Distribution Date. He is a member of the Board of Directors of Piccadilly Cafeterias, Inc., a restaurant chain, Baton Rouge, Louisiana. Mr. Guyton is Chairman of the Audit Committee.

PAUL W. MURRILL            Term Expires: 1999

                           Dr. Murrill, 63, a director of the Company since November 1996, is a professional engineer. He is Chairman of the Board of Directors of Piccadilly Cafeterias, Inc., a restaurant chain, Baton Rouge, Louisiana. He has been a director of Entergy Corporation since 1994, when it purchased Gulf States Utilities Company, an electric and gas utility company in Beaumont, Texas, of which Dr. Murrill was a director. Dr. Murrill had also previously served as Chairman of the Board and Chief Executive Officer of that company. He was a director of First Mississippi from 1969 until the Distribution Date. He is a Director of ZYGO, a high precision instrument company, Middlefield, Connecticut; Howell Corporation, a diversified energy company, Houston, Texas; and Tidewater, Inc., an oil service company, New Orleans, Louisiana. He is a member of the Audit Committee.

J. KELLEY WILLIAMS         Term Expires: 1999

                           Mr. Williams, 63, is Chairman of the Board and Chief Executive Officer of the Company. He became a director of the Company in November 1996. He was Chairman of the Board and Chief Executive Officer of First Mississippi from August 1995 until the Distribution Date, and had been a director of First Mississippi since 1971. From 1988 until August 1995, he was President, Chief Executive Officer and Chairman of the Board of First Mississippi. He was President and Chief Executive Officer of First Mississippi from 1971 until 1988. He is a Director of Deposit Guaranty National Bank, Jackson, Mississippi, and Chairman of the Board of Getchell Gold Corporation (formerly FirstMiss Gold Inc.), Englewood,

                           Colorado. He is Chairman of the Board of FirstMiss Steel, Inc., EKC Technology, Inc. and First Chemical Corporation, and a Director of Callidus Technologies Inc., Quality Chemicals, Inc. and Plasma Energy Corporation, all subsidiaries of the Company.

                 THE BOARD RECOMMENDS A VOTE FOR THE NOMINEES.

  Voting Procedures on Election of Directors. Stockholders have the right to vote "For" or "Withhold Authority" to vote for some or all of the nominees for Directors. Pursuant to the Bylaws and Mississippi law, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum to convene the Annual Meeting. Therefore, any proxy authorized to be voted at the Annual Meeting on any matter, whether or not marked to "Withhold Authority" or to effect a broker non-vote, will be counted in establishing a quorum. The election of Directors will require the affirmative vote of a plurality of the shares voted at the Annual Meeting in person or by proxy. Votes withheld and broker non-votes will not be included in vote totals for Director nominees and will have no effect on the outcome of the vote. In the absence of specific instructions, proxies will be voted for the nominees.

                       SECURITY OWNERSHIP OF MANAGEMENT

  Gold Distribution. On October 20, 1995, First Mississippi distributed to its stockholders the shares of Getchell Gold Corporation ("Getchell"), formerly FirstMiss Gold, Inc., held by First Mississippi (the "Gold Distribution"). Following the Gold Distribution, in accordance with the provisions of the Long-Term Incentive Plans of First Mississippi, the number of shares of First Mississippi Common Stock underlying nonqualified stock options ("NQSOs") and other awards under the Long-Term Incentive Plans, as well as the effective exercise prices relating thereto, were adjusted to reflect the distribution value of the Getchell shares. This adjustment increased the number of shares underlying the awards outstanding at the time of the Gold Distribution and reduced the respective exercise prices by a factor of 1.61.

  ChemFirst Distribution. On December 23, 1996 (the "Distribution Date"), First Mississippi contributed all of its assets and subsidiaries, other than those relating to its fertilizer business, to the Company, which at that time was a wholly-owned subsidiary of First Mississippi. First Mississippi then spun-off the Company in a tax-free distribution of the Company's common stock to First Mississippi shareholders (the "ChemFirst Distribution") on the Distribution Date. The ChemFirst Distribution occurred immediately prior to and in connection with the merger of First Mississippi with a wholly-owned subsidiary of Mississippi Chemical Corporation on December 24, 1996, pursuant to an Agreement and Plan of Merger and Reorganization dated as of August 27, 1996 (the "Merger"). Pursuant to that certain Employee Benefits and Compensation Agreement between First Mississippi and the Company dated as of December 18, 1996 (the "Benefits Agreement"), each outstanding First Mississippi stock option was exchanged for a Company stock option on the Distribution Date. In accordance with the terms of the Benefits Agreement and effective as of the Distribution Date, the effective exercise price and number of underlying securities for all First Mississippi NQSOs and other awards under the Long-Term Incentive Plans outstanding on the Distribution Date were adjusted by a factor of 1.25 to reflect the distribution value of the Company's shares. Accordingly, the amounts listed in the table below which relate to awards which were outstanding on the Distribution Date have been restated to reflect this adjustment.

  The Directors and Officers of the Company beneficially own as of March 1, 1998, Convertible Subordinated Debentures, Convertible Subordinated Debenture Options, Convertible Preferred Stock, Nonqualified Stock Options ("NQSO") and Common Stock of the Company as follows:

                                                               TOTAL
                            COMMON STOCK PERCENT            COMMON STOCK PERCENT
                            BENEFICIALLY   OF    COMMON     BENEFICIALLY   OF
     DIRECTOR/OFFICER         OWNED(1)    CLASS   STOCK       OWNED(2)    CLASS
     ----------------       ------------ ------- -------    ------------ -------
Richard P. Anderson........                        9,450(3)
 NQSO......................     4,350                          13,800        *
Paul A. Becker.............                       10,000
 1988-1 Series.............     2,013      25%
 1989-2 Series.............     2,013      25%
 1990-2 Series.............     2,013      25%
 1991-2 Series.............     2,013      25%
 1992-1 Series.............     2,013      25%
 NQSO......................     4,350
                               ------
                               14,415                          24,415        *
James W. Crook.............                      111,687(4)
 NQSO......................     4,350                         116,037        *
Michael J. Ferris..........                          500(5)
 NQSO......................     2,475                           2,975        *
James E. Fligg.............                        3,610
 NQSO......................     2,475                           6,085        *
Robert P. Guyton...........                       23,000
 NQSO......................     4,350                          27,350        *
Paul W. Murrill............                        3,900(6)
 1988-1 Series.............     2,013      25%
 1989-2 Series.............     2,013      25%
 1990-2 Series.............     2,013      25%
 1991-2 Series.............     2,013      25%
 1992-1 Series.............     2,013      25%
 NQSO......................     4,350
                               ------
                               14,415                          18,315        *
William A. Percy, II.......                       36,275(7)
 1988-1 Series.............     2,013      25%
 1989-2 Series.............     2,013      25%
 1990-2 Series.............     2,013      25%
 1991-2 Series.............     2,013      25%
 1992-1 Series.............     2,013      25%
 NQSO......................     4,350
                               ------
                               14,415                          50,690        *
Dan F. Smith...............                        1,000(8)
 NQSO......................     2,475                           3,475        *
Leland R. Speed............                       12,720
 1988-1 Series.............     2,013      25%
 1989-2 Series.............     2,013      25%
 1990-2 Series.............     2,013      25%
 1991-2 Series.............     2,013      25%
 1992-1 Series.............     2,013      25%
 NQSO......................     4,350
                               ------
                               14,415                          27,135        *

                                                                TOTAL
                          COMMON STOCK PERCENT               COMMON STOCK PERCENT
                          BENEFICIALLY   OF     COMMON       BENEFICIALLY   OF
    DIRECTOR/OFFICER        OWNED(1)    CLASS    STOCK         OWNED(2)    CLASS
    ----------------      ------------ ------- ---------     ------------ -------
R. Gerald Turner........                           7,900(9)
 NQSO...................      4,350                              12,250       *
J. Kelley Williams......                         912,702(10)
 1988-A Series..........     90,563      71%
 1989-1 Series..........     90,563     100%
 1990-1 Series..........     90,563     100%
 NQSO...................    174,000
                            -------
                            445,689                           1,358,391     6.2%
W. P. Bartlett..........                           5,512(11)
 NQSO...................     21,793                              27,305       *
George M. Simmons.......                           5,715
 1988-A Series**........      8,050       6%
 1989-A Series..........      2,013       6%
 NQSO...................     17,370
                            -------
                             27,433                              33,148       *
R. Michael Summerford...                          71,522
 NQSO...................     52,513                             124,035       *
Thomas G. Tepas.........                           6,089
 NQSO...................     42,935                              49,024       *
All Directors and
 Executive Officers as a
 Group (28 Persons)(12).                       1,272,215
 1988-A Series**........    108,676      85%
 1988-1 Series..........      8,052     100%
 1989-A Series..........      5,033      15%
 1989-1 Series..........     90,563     100%
 1989-2 Series..........      8,052     100%
 1990-1 Series..........     90,563     100%
 1990-2 Series..........      8,052     100%
 1991-2 Series..........      8,052     100%
 1992-1 Series..........      8,052     100%
 NQSO...................    512,977
                            -------
                            848,072                           2,120,287    10.7%

--------
  * Represents less than one percent (1%) of class.
  ** Represents 8,050 shares of Common Stock underlying a Convertible
     Subordinated Debenture that has already been purchased through the exercise of Debenture Options.
 (1) Numbers represent shares of Common Stock of the Company underlying the Convertible Subordinated Debentures and NQSOs beneficially owned by the Directors and Officers. The Debentures are immediately convertible into the specified number of shares of Convertible Preferred Stock of the same series and then immediately convertible into the specified number of shares of Common Stock of the Company. NQSOs are exercisable no earlier than six (6) months from date of grant into shares of Common Stock of the Company.
 (2) In connection with the Shareholder Rights Plan adopted by the Company on October 30, 1996, preferred stock purchase rights were distributed to stockholders and are deemed to be attached to the outstanding shares of Common Stock of the Company, including the outstanding shares of Common Stock reported above as being owned by Directors and Officers. Under certain conditions, each right may be exercised to purchase one one-hundredth (1/100) of a share of a new series of preferred stock, at an exercise price of $100 (subject to adjustment). The rights, which do not have voting rights, expire in 2006 and may be redeemed by the Company at a price of $.01 per right prior to a specified period of time after the occurrence of certain events. In certain events, each right (except certain rights beneficially owned by 10% or more owners, which rights are voided) will entitle its holder to purchase shares of Common Stock with a value of twice the then current exercise price.
 (3) Shares voting and investment power of 3,700 shares with Mrs. Anderson.
 (4) Included are 700 shares owned by Mrs. Crook of which Mr. Crook has no voting and investment power and disclaims beneficial ownership, and 6,500 shares held by a charitable trust of which Mr. Crook is a trustee and of which he shares voting and investment power and disclaims beneficial ownership.
 (5) Shares voting and investment power with Mrs. Ferris.
 (6) Included are 775 shares owned by Mrs. Murrill of which Dr. Murrill has no voting and investment power and disclaims beneficial ownership.
 (7) Included are 31,500 shares of which Mr. Percy has sole voting and investment power as President and CEO of Greenville Compress Company and of which he disclaims beneficial ownership.
 (8) Shares voting and investment power with Mrs. Smith.
 (9) Shares voting and investment power of 7,800 shares with Mrs. Turner.
(10) Included are 165,000 shares of which Mr. Williams shares voting and investment power. Excluded are 61,750 shares held in the Jean P. Williams Revocable Trust, of which Mr. Williams has no voting and investment power and disclaims beneficial ownership.
(11) Included are 843 shares owned by Mrs. Bartlett, of which Mr. Bartlett has no voting and investment power.
(12) Except for 2,000 shares, 200 shares, 446 shares and 100 shares for which Mr. Daniel Anderson, Mr. Barker, Mr. Browning and Mr. Chustz, respectively, have shared voting and investment power, and except as otherwise indicated in these notes, the shares beneficially owned by the persons indicated in the table above represent sole voting and investment power.

  Section 16(a) of the Securities Exchange Act of 1934 requires Officers and Directors of the Company and persons who own more than ten percent (10%) of a registered class of the Company's equity securities to file reports of ownership and changes in their ownership with the Securities and Exchange Commission and the New York Stock Exchange. The Company monitors compliance and acts as the Compliance Officer for such filings of its Officers and Directors and prepares and files reports for such persons based on information supplied by them. Based solely on its review of such information, the Company believes that for 1997, its Officers and Directors were in compliance with all applicable filing requirements.

                             DIRECTOR COMPENSATION

  Directors who are not employees are compensated for their services with a retainer of $16,000 per year. In addition, non-employee directors receive fees for attendance at duly called Board and committee meetings. The fees paid are $1,000 per day for attendance at duly called Board and committee meetings or a fee of $500 for half-day committee meetings except for committee chairmen, who receive a fee of $1,250 per day for meetings and $625 for half-day meetings. These fees are recommended by the Committee on Director Affairs to align board compensation with peer companies. Travel expenses to and from meetings are reimbursed to all Directors. No fees are paid for informal meetings. Attendance at meetings held by telephone conference call are paid at the half-day rate. Directors performing special services at the request of the Chief Executive Officer are paid a per diem of $1,000 per day, except for committee chairmen, who are paid a per diem of $1,250 per day.

  Under the Company's 1988 Long-Term Incentive Plan, as amended, which was assumed by the Company pursuant to the Benefits Agreement, non-employee Directors were automatically awarded for five (5) years, debenture options to purchase Convertible Subordinated Debentures. Debenture options may be exercised any time within ten (10) years after the date of grant to purchase Convertible Debentures. Each debenture may be converted six (6) months after the date of grant of the applicable option into Convertible Preferred Stock. Each share of Convertible Preferred Stock is, in turn, immediately convertible into Company Common Stock. There will be no further awards under this plan. Debenture Options, issued by First Mississippi prior to the Distribution, were exchanged on the Distribution Date for Company Debenture Options pursuant to the terms of the Benefits Agreement.

  Under the Company's 1995 Long-Term Incentive Plan (the "1995 Plan"), as amended, which was assumed by the Company pursuant to the Benefits Agreement, each Director is entitled to receive Awards under the 1995 Plan. The Compensation Committee annually reviews and the Company's Board of Directors annually approves potential award ranges for the Directors. Award ranges are based on guidelines developed by nationally recognized compensation consultants. At fiscal year end, the Compensation Committee reviews Company condition and performance versus long-term goals and recommends awards under the 1995 Plan. Awards may be in the form of stock options, restricted stock, stock appreciation rights, performance shares or units, supplemental cash, or other such forms as appropriate. In March 1997, each non-employee Director received options to purchase 1,500 shares of Common Stock of the Company.

  Also under the 1995 Plan, Directors may make an irrevocable election to receive share units in exchange for deferring all or some portion of their annual retainer at a per share unit exchange price that is eighty-five percent (85%) of the fair market value of Company Common Stock determined as of the first day of the year during which all or a portion of the deferred retainer was to be paid. Dividends earned pursuant to the share units are reinvested in the form of additional share units.

  In fiscal 1986, First Mississippi established a Deferred Income Plan for Directors, Officers and Key Employees ("Plan A") which superseded the previous deferred income arrangement and pursuant to which deferral opportunities in any given year, up to a maximum of three (3) years, were offered at the discretion of the Board. Pursuant to the Benefits Agreement, the Company assumed the obligations of First Mississippi under Plan A. Amounts deferred under Plan A earn interest at a prescribed rate which, as originally established, was twenty percent (20%), compounded annually, subject to reduction as described below. The Company is owner and beneficiary of life insurance policies covering most of the participants in Plan A. The benefits associated with these policies are expected to cover the Company's financial obligations incurred in connection with Plan A, including the interest accrued on the amounts deferred thereunder in excess of market rates, resulting in no net cost to the Company over the life of the plan. Plan A provides that the interest rate may be reduced prospectively and, if necessary, may be adjusted retroactively, due to severe economic changes including, but not limited to, changes in tax law. However, no retroactive changes in the rate of a return may occur unless such economic changes are material, adverse and retroactive in nature. Further, in no event shall the interest rate on amounts deferred under Plan A be reduced to a level lower than the ten (10)-year Treasury Note Rate. Effective January 1, 1994, the Director participants in Plan A then serving on the First Mississippi Board voluntarily reduced the interest rate applicable to them to one hundred twenty percent (120%) of the applicable annual federal long-term rate as specified in the Internal Revenue Code. At the same time, the Board closed Plan A for any new participants or deferral opportunities, subject to the existing rights and obligations thereunder. The interest rate for the first six months of fiscal year 1994 for all Directors remained at twenty percent (20%). Plan A was further amended effective September 15, 1997 to allow participating Directors to invest existing account balances in share units ("Share Units") in lieu of the interest-bearing investment alternative referenced above. Share Units purchased under Plan A were acquired at a price equal to the fair market value of a share of Company Common Stock on the date of valuation and were subject to other terms and conditions similar to those which are applicable to Share Units purchased under Plan B, as discussed below. In February 1998, the Board further amended Plan A to remove the Share Unit investment alternative referenced above and replace it with a new crediting option which allows participating Directors to invest existing account balances at an annual crediting rate which is based on total stockholder return on the Company's Common Stock.

  In fiscal 1989, First Mississippi established a successor Deferred Compensation Plan for Outside Directors ("Plan B") to insure continuation of deferral opportunities for Directors. Plan B was amended effective January 1, 1994, to change the interest rate prospectively to one hundred twenty percent (120%) of the applicable annual federal long-term rate as specified in the Internal Revenue Code. Amounts deferred under Plan B prior to January 1, 1994 earned interest based on the Chase Manhattan Bank, N.A. Prime Rate, less one percent (1%). Plan B was further amended effective July 1, 1997 to allow participating Directors to invest existing account balances and future compensation deferrals in Share Units in lieu of the interest-bearing investment alternative referenced above. Except for certain conversions of existing balances within two years of termination of Board service which are converted at fair market value of the Company's Common Stock, Share Units purchased in Plan B are acquired at a price equal to eighty-five percent (85%) of the fair market value of a share of Company Common Stock on the date of valuation. Except for the initial election to convert existing account balances, which had a valuation date of July 1, 1997, the valuation date for all elections to purchase or convert to Share Units under Plan B is the first trading date in the calendar year immediately following the year of election. In distributing a participating Director's account balance at termination of Board service, each Share Unit in such account is valued at the fair market value of a share of the Company's Common Stock on the date of valuation. The deferrals under both Plan A and Plan B are held by the Company until retirement, resignation or other termination of services. Director J. Kelley Williams participates as an employee in Plan A but does not participate in Plan B.

  The Company furnishes Directors with $100,000 accidental death and dismemberment and $250,000 of business travel accident protection. The Company also has a Retirement Plan for its non-employee Directors under which all Directors who have served at least one (1) three-year term will, under certain conditions, receive an annual retirement benefit equal to their annual retainer at retirement for each year of service, not to exceed fifteen (15) years. The amount of the retainer to be received after retirement shall be fixed at the time of retirement. The plan also provides for a lump sum payment to a Director under certain conditions in the event of a change of control and to his beneficiary upon his death.

                              EXECUTIVE OFFICERS

  The following sets forth certain information with respect to the Executive Officers of the Company, including age as of the date of the Annual Meeting. All officers of the Company were elected effective January 1, 1998 to serve at the pleasure of the Company's Board of Directors for a term of one (1) year and thereafter until their successors are elected and qualify.

  Daniel P. Anderson. Mr. Anderson, 45, is Vice President, Health, Safety and Environmental Affairs of the Company. He was Vice President, Health, Safety and Environmental Affairs of First Mississippi from July 1995 to the Distribution Date. From 1990 to 1995, he was Vice President, Environmental Affairs, of First Chemical Corporation.

  Robert B. Barker. Mr. Barker, 53, is Vice President, Corporate Development and Acquisitions. He held the same position with First Mississippi from October 1996 until the Distribution Date. He was President of Quality Chemicals, Inc., from 1990 to October 1996. From 1985 to 1995, he was Vice President of New Business for First Chemical Corporation.

  W. P. Bartlett. Mr. Bartlett, 59, is President of Callidus Technologies Inc., a subsidiary of the Company, and has been since 1989. From 1983 to 1989 he was President of Penteco Corporation.

  Max P. Bowman. Mr. Bowman, 36, is Treasurer and Corporate Risk Manager of the Company. From 1993 until the Distribution Date, he was Internal Audit/Corporate Risk Manager of First Mississippi. From 1988 until 1993, he was Manager of Internal Audit of First Mississippi.

  Troy B. Browning. Mr. Browning, 45, is Controller of the Company. He was Controller of First Mississippi from 1983 until the Distribution Date.

  J. Steve Chustz. Mr. Chustz, 49, is General Counsel of the Company. He was General Counsel of First Mississippi from 1993 until the Distribution Date, and was Interim General Counsel of First Mississippi from May 1993 through November 1993. From 1987 to May 1993, he was Associate General Counsel of First Mississippi.

  Paul Jerry Coder. Mr. Coder, 55, is President of EKC Technology, Inc., a subsidiary of the Company, and has been since December 1992. From June 1992 to December 1992, he was Vice President, Market Research, of EKC Technology, Inc. He was Vice President of KCI Chemicals, Inc. from June 1987 to February 1992.

  Samir A. Hakooz. Mr. Hakooz, 51, is Vice President Marketing and Sales of Callidus Technologies Inc., a subsidiary of the Company, and has been since October 1, 1996. He has also been President of Plasma Energy Corporation, a subsidiary of the Company, since 1991. From 1990 to 1991, he was Executive Vice President and General Manager of Plasma Energy Corporation.

  William B. Kemp. Mr. Kemp, 49, is Vice President Human Resources and has been since June 1997. From 1992 through June 1997, he was Vice President Human Resources of Rust Environment and Infrastructure, an engineering consulting firm.

  Scott A. Martin. Mr. Martin, 39, is President of Quality Chemicals, Inc., a subsidiary of the Company, and has been since October 1996. From 1995 to October 1996, he was Vice President and General Manager, Custom Manufacturing of Quality Chemicals, Inc.

  James L. McArthur. Mr. McArthur, 54, is Secretary and Manager, Investor Relations, of the Company. He was Secretary and Manager, Investor Relations, of First Mississippi from 1993 until the Distribution Date. From 1988 until 1993 he was Manager, Investor Relations of First Mississippi.

  George M. Simmons. Mr. Simmons, 55, is President of First Chemical Corporation, a subsidiary of the Company, and has been since July 1995. From 1985 to June 30, 1995 he was Vice President, Marketing, of First Chemical Corporation.

  R. Michael Summerford. Mr. Summerford, 49, is Vice President and Chief Financial Officer of the Company. From 1988 until the Distribution Date, he was Vice President and Chief Financial Officer of First Mississippi.

  Thomas G. Tepas. Mr. Tepas, 51, is President and Chief Operating Officer of the Company. From August 1995 until the Distribution Date, he was President and Chief Operating Officer of First Mississippi. Prior to joining First Mississippi in August 1995, he held various senior management positions with Hercules, Inc., including Senior Vice President from 1994 to August 1995, Group Vice President and President of the Food and Functional Products Division from 1992 to 1994 and President of the Flavor and Food Ingredients Division from 1991 to 1992.

  Roger L. Van Duyne. Mr. Van Duyne, 56, is President of TriQuest, L.P., a limited partnership of which the Company indirectly owns an 87.5% interest, a position he has held since January 1998. From July 1997 through December 1997, he was Business Director, Acylation Derivatives of Clariant Fine Chemicals Group. He was Business Director, Acylation Derivatives of Hoechst Celanese Fine Chemicals Division from July 1995 until July 1997, and was Business Director, Polymer Enhancement Chemicals of Hoechst Celanese Bulk Pharmaceuticals and Intermediates Division from January 1993 until July 1995.

  J. Kelley Williams. Mr. Williams, 63, is Chairman of the Board and Chief Executive Officer of the Company. He became a director of the Company in November 1996. He was Chairman of the Board and Chief Executive Officer of First Mississippi from 1988 until the Distribution Date, and had been a director of First Mississippi since 1971. From 1988 until August 1995, he was President, Chief Executive Officer and Chairman of the Board of First Mississippi. He was President and Chief Executive Officer of First Mississippi from 1971 until 1988. He is a Director of Deposit Guaranty National Bank, Jackson, Mississippi, and Chairman of the Board of Getchell Gold Corporation (formerly FirstMiss Gold Inc.), Englewood, Colorado. He is Chairman of the Board of FirstMiss Steel, Inc. and First Chemical Corporation, and a director of Callidus Technologies Inc. and Plasma Energy Corporation, all subsidiaries of the Company.

  Frank D. Winter. Mr. Winter, 57, is President and Chief Executive Officer of FirstMiss Steel, Inc., a subsidiary of the Company, and has been since 1992. From 1991 to 1992, he was a self-employed consultant to FirstMiss Steel, Inc. Mr. Winter was President of Atlas Specialty Steels from 1987 to 1991.

                          SUMMARY COMPENSATION TABLE

                                                                      LONG-TERM
                                       ANNUAL COMPENSATION           COMPENSATION
                                 -------------------------------    --------------
                                                                      SECURITIES
                                                  OTHER ANNUAL        UNDERLYING      ALL OTHER
   NAME AND PRINCIPAL            SALARY   BONUS  COMPENSATION(1)    OPTIONS(2) (3) COMPENSATION(5)
        POSITION         YEAR      ($)     ($)         ($)               (#)             ($)
   ------------------    ----    ------- ------- ---------------    -------------- ---------------
J. Kelley Williams...... 1997    500,000 600,000      400,834(6)        60,000         405,342(10)(11)(12)(13)
 Chairman & Chief        1996(4) 250,000       0             (7)        75,000          16,840
 Executive Officer       1996    475,000 324,400    1,886,548(6)        75,000          31,748
                         1995    450,000 360,000      127,697(6)             0          26,518
Thomas G. Tepas......... 1997    250,000 222,000             (7)        35,150          39,376(10)(11)(12)(13)
 President & Chief       1996(4) 125,000       0             (7)        26,625           5,810
 Operating Officer       1996    187,500 135,000             (7)        54,222          50,110
R. Michael Summerford... 1997    199,000 144,500             (7)        27,150          21,593(9)(10)(11)(12)(13)
 Vice President and      1996(4)  99,500       0             (7)        21,125          11,701
 Chief Financial         1996    196,271  95,500      858,782(6)        20,528          12,366
 Officer                 1995    191,725  86,900      212,965(6)        21,300          11,928
George M. Simmons....... 1997    172,227 121,000       70,403(6)        20,300          54,167(9)(10)(11)(12)(13)
 President,              1996(4)  81,614     259             (7)         6,375           7,608
 First Chemical          1996    163,227  81,600       71,239(6)(8)      2,875          14,065
 Corporation             1995    127,342  35,400             (7)             0          11,848
William P. Bartlett..... 1997    169,800 106,000             (7)        36,200          32,135(10)(11)(12)(13)
 President, Callidus     1996(4)  84,900       0            0            4,313           4,906
 Technologies Inc.       1996    167,400       0            0            3,000          10,324
                         1995    163,764  81,300            0                0           9,337

--------
 (1) Other Annual Compensation includes payouts under Performance Option arrangements, direct cash payments related to tax reimbursements related to long-term incentives, tax planning and tax return preparation services, and imputed income and tax reimbursements resulting from the personal use of Company automobiles and country clubs. Tax reimbursement payments represent payments to eligible employees of thirty-seven percent (37%) of the Company's federal income tax deduction resulting from the exercise of Convertible Subordinated Debenture Options, NQSOs, Incentive Stock Options and Performance Options. These payments are not applicable for options granted after August 21, 1995.
 (2) Hereinafter, the six-month period beginning July 1, 1996 and ending December 31, 1996 shall be referred to as the "Transition Period." NQSOs were granted to Officers and certain key employees of the Company in 1997, the Transition Period, fiscal 1996, and fiscal 1995. The options for 1997, the Transition Period and fiscal 1996 were awarded under the 1995 Long-Term Incentive Plan. Options for fiscal 1995 were granted under the 1988 Long-Term Incentive Plan, under which no further grants will be made. No shares of Common Stock of the Company are available for the grant of awards under the 1980 Long-Term Incentive Plan. The share amounts for a particular fiscal year under this column reflect only the shares underlying options which were granted during the respective fiscal year (that is, shares underlying options granted subsequent to fiscal year-end but based on performance in the prior fiscal year are included in the share amounts for the subsequent year during which the related options were actually granted).
 (3) On the Distribution Date, each outstanding First Mississippi stock option was exchanged for a Company stock option. Effective as of the Distribution Date, the effective exercise price and number of underlying securities for all First Mississippi stock options outstanding on the Distribution Date were adjusted by a factor of 1.25 to reflect the distribution value of the Company's shares. Accordingly, the securities listed in this column which underlie options which were outstanding on the Distribution Date have been restated to reflect this adjustment. Similarly, the securities listed in this column which underlie options which were outstanding at the time of the Gold Distribution have been further adjusted by a factor of 1.61 to reflect the distribution value of the Getchell shares. See "Security Ownership of Management."
 (4) Represents compensation for the Transition Period. On January 1, 1997, the Company converted from a fiscal year-end of June 30 to a fiscal year-end of December 31.
 (5) All Other Compensation is comprised of Company contributions related to the Company's 401(k) and ESOP Plans, including amounts provided by the Company's Benefits Restoration Plan ("BRP"), executive life insurance, relocation expenses, the above market portion of interest earned under the Deferred Income Plan (Plan A) and the dollar value difference between the purchase price and fair market value of Share Units purchased under the BRP and the 1995 Plan. The BRP permits participants in the 401(k) Plan to make contributions, and the Company to match the same, in amounts permitted by the 401(k) Plan but which would otherwise be in excess of those permitted by certain Internal Revenue Code limitations.
 (6) Tax reimbursement payments in 1997 to Mr. Williams and Mr. Simmons were $379,551 and $57,996, respectively. No tax reimbursement payments were made during the Transition Period to any of the named officers. Tax reimbursement payments in fiscal 1996 to Mr. Williams, Mr. Summerford and Mr. Simmons were $1,856,591, $844,060 and $16,304, respectively. Tax reimbursement payments in fiscal 1995 to Mr. Williams and Mr. Summerford were $78,625 and $196,493, respectively.

 (7) Aggregate perquisites and other personal benefits were less than $50,000 or ten percent (10%) of the total annual salary and bonus reported for the named Executive Officer and thus are excluded from the table.
 (8) Includes payments received by Mr. Simmons on exercise of Performance Options of $44,064 in 1996.
 (9) Above market interest earned under the Deferred Income Plan A in 1997 was $4,257 and $7,725 for Mr. Summerford and Mr. Simmons, respectively. See "Director Compensation."
(10) Company contributions to the 401(k) Plan in 1997 were $6,400, $6,400, $6,400, $6,400 and $6,400 for Mr. Williams, Mr. Tepas, Mr. Summerford, Mr. Simmons, and Mr. Bartlett, respectively. Accruals to the 401(k) related BRP in 1997 were $13,600, $3,600, $1,560, $489, and $392 for Mr.
     Williams, Mr. Tepas, Mr. Summerford, Mr. Simmons and Mr. Bartlett, respectively.
(11) The Executive life insurance program was changed effective November 1, 1995, to provide cash subsidies to participants based on age-based premium cost replacing a program under which the Company provided the insurance and paid the premiums directly. Cash subsidies in 1997 were $13,680, $2,580, $1,290, $1,776, and $3,020 for Mr. Williams, Mr. Tepas,
     Mr. Summerford, Mr. Simmons and Mr. Bartlett, respectively.
(12) The dollar value of the difference between the price paid for Share Units purchased in 1997 under the BRP and through deferrals of annual incentive awards for 1997 under the 1995 Plan and the fair market value of the Company's Common Stock on the date of purchase of such Share Units was $360,164, $13,675, $6,291, $16,236 and $10,025 for Mr. Williams, Mr.
     Tepas, Mr. Summerford, Mr. Simmons and Mr. Bartlett, respectively.
(13) Company contributions to the Employee Stock Ownership Plan in 1997 were $2,973, $1,973, $1,795, $779 and $1,649 for Mr. Williams, Mr. Tepas, Mr.
     Summerford, Mr. Simmons and Mr. Bartlett, respectively.

                            OPTION GRANTS IN 1997 *


                                                                          POTENTIAL
                                                                      REALIZABLE VALUE
                                      INDIVIDUAL GRANTS               AT ASSUMED ANNUAL
                         --------------------------------------------  RATES OF STOCK
                                     % OF TOTAL                             PRICE
                         NUMBER OF    OPTIONS                         APPRECIATION FOR
                         SECURITIES   GRANTED                          TEN-YEAR OPTION
                         UNDERLYING    TO ALL    EXERCISE                TERM ($)(1)
                          OPTIONS   EMPLOYEES IN   PRICE   EXPIRATION -----------------
          NAME            GRANTED   FISCAL YEAR  ($/SHARE)    DATE      5%       10%
          ----           ---------- ------------ --------- ---------- ------- ---------
J. Kelley Williams......   60,000      13.2%      23.125    03/04/07  872,591 2,211,318
Thomas G. Tepas.........   35,150       7.7%      23.125    03/04/07  511,193 1,295,464
R. Michael Summerford...   27,150       6.0%      23.125    03/04/07  394,848 1,000,621
George M. Simmons.......   20,300       4.5%      23.125    03/04/07  295,227   748,162
William P. Bartlett.....   36,200       8.0%      23.125    03/04/07  526,463 1,334,162

--------
 * Options shown in this table represent NQSOs granted to employees under the 1995 Long-Term Incentive Plan on March 4, 1997.
(1) The dollar amounts under these columns represent the potential realizable value of each grant assuming that the market value of the Company's Common Stock appreciates from the date of grant to the expiration of the option at annualized rates of 5% and 10%. These assumed rates of appreciation have been specified by the SEC for illustrative purposes only and are not intended to forecast future financial performance or possible future appreciation in the price of Company Common Stock. Optionees will only realize value from this grant if the price of Company Common Stock appreciates, which would benefit all stockholders commensurately.

                   1997 OPTION EXERCISES AND YEAR END VALUES

                          NUMBER                                            AGGREGATE VALUE OF
                            OF                   NUMBER OF SECURITIES    UNEXERCISED, IN-THE-MONEY
                          SHARES                UNDERLYING UNEXERCISED          OPTIONS AT
                         ACQUIRED                 OPTIONS AT 12/31/97         12/31/97 ($)(1)
                            ON       VALUE     ------------------------- -------------------------
          NAME           EXERCISE REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           -------- ------------ ----------- ------------- ----------- -------------
J. Kelley Williams......  50,313   1,025,815     421,689      60,000      7,115,527     307,500
Thomas G. Tepas.........      --          --      56,375      35,150        541,669     180,144
R. Michael Summerford...      --          --      41,653      27,150        444,860     139,144
George M. Simmons.......  10,063     156,746      19,313      20,300        291,305     104,038
William P. Bartlett.....      --          --       7,313      36,200         70,017     185,525

--------
(1) Value was computed as the difference between the individual option price and the per share closing price of Company Common Stock on December 31, 1997, as reported on the consolidated transaction system for New York Stock Exchange issues. Only options with fair market values in excess of the exercise price are reflected in this column.

                              OTHER COMPENSATION

  In 1970, First Mississippi stockholders authorized a noncontributory retirement plan for the employees of First Mississippi. Employees become one hundred percent (100%) vested after five (5) years of employment. The plan provides for normal retirement at age sixty-five (65) with actuarially adjusted provisions for early and postponed retirement dates. Retirement benefits are based on years of service and average compensation (wages and salary) of the five (5) highest consecutive years during employment. The benefits listed in the table below are not subject to any reduction for social security or other offset amounts. Pursuant to the Benefits Agreement, the Company assumed the obligations of First Mississippi under this retirement plan.

  The following table shows the estimated annual retirement benefit payable to participating employees including Executive Officers based on earnings and years of service classifications as indicated.

                                            ESTIMATED ANNUAL BENEFITS FOR YEARS
                                                    OF CREDITED SERVICE
           AVERAGE ANNUAL COMPENSATION      -----------------------------------
          (5 HIGHEST CONSECUTIVE YEARS)     10 YEARS 20 YEARS 30 YEARS 40 YEARS
          -----------------------------     -------- -------- -------- --------
        $100,000........................... $17,712  $ 35,424 $ 53,136 $ 70,848
         150,000...........................  26,712    53,424   80,136  106,848
         200,000...........................  35,712    71,424  107,136  142,848
         300,000...........................  53,712   107,424  161,136  214,848
         400,000...........................  71,712   143,424  215,136  286,848
         450,000...........................  80,712   161,424  242,136  322,848
         500,000...........................  89,712   179,424  269,136  358,848

  The table includes amounts that exceed limitations allowed under Section 415 of the Internal Revenue Code. The Company's BRP provides that if an individual's retirement benefits calculated under the retirement plan exceed the maximum allowed under the Code, the Company may supplement such employee's benefits under certain conditions to the extent such benefit is in excess of the limitation.

  Years of service for the Executive Officers listed in the Summary Compensation Table are: J. Kelley Williams, 30.7 years; Thomas G. Tepas, 2.5 years; R. Michael Summerford, 19.4 years; George M. Simmons, 13.0 years; and William P. Bartlett, 8.3 years.

TERMINATION AGREEMENTS

  During fiscal 1996, the Board of Directors of First Mississippi approved and First Mississippi entered into Termination Agreements for the Executive Officers of First Mississippi, including Mr. Williams, Mr. Tepas, Mr. Summerford, Mr. Simmons and Mr. Bartlett. Pursuant to that certain Agreement and Plan of Distribution between First Mississippi and the Company dated as of December 18, 1996 (the "Distribution Agreement"), the Company assumed the obligations of First Mississippi under the Termination Agreements. The Termination Agreements are contingent upon a Change of Control, as defined in the Agreements, and provide for three-year terms which are automatically extended unless the Company determines not to renew or there is a Change of Control of the Company during any three-year term. Each officer, other than the Chief Executive Officer, would be paid upon termination of employment for reasons other than cause, death or disability or upon resignation for good reason, subsequent to a Change of Control during the term of the Termination Agreement, three (3) times the sum of the five-year average of his annual base salary and bonus. The Company's Chief Executive Officer is entitled to the same termination benefit as described above for all other Executive Officers, except for the fact that the Chief Executive Officer may resign for any reason, as opposed to "good reason," within thirty-six (36) months of a Change of Control and still be entitled to the termination benefit. Upon termination, the individual would have the option, unless he notifies the Company otherwise, to receive a cash payment equal to the cash value of all his NQSOs, Debenture Options and Convertible Debentures, whether then exercisable or not. Following termination, the Company will pay amounts previously due to individuals for early stock disposition of grants issued in 1994 and earlier under the Company's tax sharing plan. No individual would receive payments in the event of death, disability or termination for cause. In addition, the Termination Agreements provide for an additional payment to be made by the Company to the Chief Executive Officer if any of the severance payments provided for by the Termination Agreements or any other payments made pursuant to a Change of Control of the Company (the "Total Payments") become subject to an additional tax ("Excise Tax") imposed by Section 4999 of the Code, such that the net of all of the payments received by the Officer after the imposition of the Excise Tax on the Total Payments and any federal income tax on the additional payment shall be equal to the Total Payments.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Chief Executive Officer serves as a member ex-officio of the Compensation & Human Resources Committee, but may not serve as Chairman or vote or participate in or be present for Committee decisions regarding his own compensation. He does not make recommendations about nor participate in decisions regarding any aspect of his compensation.

  In addition, Mr. Crook, a director of the Company, who retired from First Mississippi as Vice President in 1985, was Chairman of Melamine Chemicals ("MCI") until November 1997, and Mr. Summerford, an Executive Officer of the Company, was a director of MCI and a member of MCI's Compensation Committee until November 1997.

                COMPENSATION & HUMAN RESOURCES COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

  Philosophy. The Company's compensation philosophy is designed to maximize stockholder value and serve the best interest of stockholders and employees. The philosophy incorporates the following principles:

    (a) Compensation should attract and retain qualified employees and stimulate their useful and profitable efforts on behalf of the Company;

    (b) Compensation should be internally equitable and externally competitive; and

    (c) Compensation should be defined broadly and comprehensively.

  Committee Members. The Compensation & Human Resources Committee (the "Compensation Committee") is a Committee of the Board composed of not less than three (3) Directors who are not officers or regular employees of the Company or of any subsidiary of the Company. The Chief Executive Officer ("CEO") of the Company is also a member ex-officio but may not serve as chairman or vote or participate in or be present for Compensation Committee decisions regarding his own compensation. The Compensation Committee selects and is advised by independent outside consultants as considered appropriate.

  Charter. The Compensation Committee operates under a charter approved by the Board in March 1997, which formally defines responsibilities, authorities, and procedures. The charter provides for members to be elected annually by the Board. The chairman is elected annually by the Compensation Committee, but may not serve longer than three consecutive years. The primary responsibility of the Compensation Committee is to assure development, implementation, and maintenance of competitive compensation and benefits to attract, motivate, and retain qualified officers, management, and employees.

  Overall compensation and benefits are targeted at the median or mid-market of peer companies. Compensation includes base pay and annual and long-term performance incentives. Incentives are tied to financial results versus peer companies and/or to specific performance objectives linked to stockholder value. Peer companies are public companies with products and markets and other characteristics comparable to the Company and/or its subsidiaries.

  Duties. The Compensation Committee's duties include the following:

    (a) To recommend to the Board compensation policies for the Company and its subsidiaries;

    (b) To recommend to the Board the base salary and annual incentive awards for Executive Officers;

    (c) To review and report to the Board base salaries and annual incentive awards for other highly compensated officers and employees; and

    (d) To designate participants and grant awards under the Long-Term Incentive Plan.

COMPONENTS OF EXECUTIVE COMPENSATION

  Base Salary. The Compensation Committee annually reviews and compares base salaries and salary ranges for similar positions in other companies in relevant markets defined by company size, industry and location. Executive, technical and other highly compensated positions are valued in the national market using data developed by nationally recognized compensation consulting firms. The published compensation data used by the Compensation Committee to establish base salary ranges is not necessarily comprised of the same peer group of companies included in the Five-Year Cumulative Total Return Graph. Salary ranges and actual salaries are adjusted annually, taking into consideration position value, market pricing, operating results, individual performance and other relevant factors.

  The Compensation Committee recommended and the Board approved merit increases to the four (4) named Executive Officers other than the CEO which averaged 1.15% in 1997.

  Annual Incentive Awards. Annual incentive awards, in the form of cash payments, are designed to achieve specific short-term results and to further long-term objectives. Financial and other objectives for the Company, subsidiaries, and program participants are set at the beginning of each fiscal year. The process involves the Board, the Compensation Committee, the CEO, and program participants. The Compensation Committee annually reviews and recommends to the Board participation and award opportunity. Award opportunity is based on guidelines developed by nationally recognized compensation consultants. At fiscal year end, incentives are awarded following review of Company and subsidiary results and performance versus objectives and peer results and personal performance of participants versus objectives. As a general rule, no awards are made unless the Company is profitable. However, awards have been made for superior individual performance in profitable subsidiaries when the Company has had a loss.

  Due to the fact that the ChemFirst Distribution was effected in late 1996 and the Company converted to a December 31 fiscal year-end on January 1, 1997, the Compensation Committee did not perform its normal annual review during 1997 and, accordingly, did not award any annual incentive awards for the 6-month Transition Period. However, in February 1998 the Compensation Committee recommended and the Board approved annual incentive awards, in the total amount of $593,500, for the four (4) named Executive Officers other than the CEO based on a review of Company and subsidiary results and performance for 1997 and the Transition Period. Accordingly, these awards were based on a review of Company and subsidiary performance and results during an 18-month period rather than the normal 12-month performance review period.

  Long-Term Incentive Awards. Participation in the Long-Term Incentive Plan is limited to officers and key managers based on responsibility, authority, potential impact on the Company, and competitive practice for similar positions in peer companies. The Compensation Committee annually reviews and approves participation and potential award ranges. Award ranges are based on guidelines developed by nationally recognized compensation consultants. At fiscal year end, the Compensation Committee reviews Company condition and performance versus long-term goals and recommends awards under the Long-Term Incentive Plan. Awards may be in the form of stock options, debenture options, restricted stock, stock appreciation rights, performance shares or units, supplemental cash, or other such forms as appropriate.

  The Company also has adopted four (4) Performance Unit Plans outside of the Long-Term Incentive Plans for certain of its non-public subsidiaries in which subsidiary executive officers participate. In three (3) plans, awards are payable in cash only based on the subsidiary's profits and price earning multiples of a group of publicly held peer companies. In the other plan, awards are payable in cash only at the end of a five-year period based on actual results versus targets.

  The Compensation Committee granted 118,800 nonqualified stock options to the four (4) named Executive Officers excluding the CEO in 1997.

  CEO Compensation. At fiscal year end, the independent Directors evaluate the CEO's performance versus objectives established at the beginning of the year. The Compensation Committee considers this evaluation and compensation at peer companies in its review and makes a recommendation to the Board regarding CEO compensation. This performance evaluation includes an assessment of total return to shareholders versus peers, return on equity, operating earnings compared to budget and prior year, financial performance versus peers, restructuring and dispositions, balance sheet improvements and market capitalization during the relevant period. As stated above, no annual incentive awards were awarded for the 6-month Transition Period. However, in February 1998 the Compensation Committee recommended and the Board approved an annual incentive award of $600,000 for Mr. Williams based on a review of Company and subsidiary results and performance for 1997 and the Transition Period. Accordingly, this award was based on a review of Company and subsidiary performance and results during an 18-month period rather than the normal 12-month performance review period. During 1997, Mr. Williams also received 60,000 non-qualified stock options priced at fair market value on date of grant. Mr. Williams' salary was increased to $500,000 effective January 1, 1996, which reflected an 11.1% increase from his prior salary.

                                          COMPENSATION & HUMAN RESOURCES
                                           COMMITTEE

                                          Richard P. Anderson, Chairman
                                          Michael J. Ferris
                                          James E. Fligg
                                          William A. Percy, II

  The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 (collectively the "Acts"), except to the extent the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such Acts.

                               PERFORMANCE GRAPH

  The following line graph compares the cumulative total stockholder return on the Company's Common Stock during the five (5) year period ended December 31, 1997 to the Standard and Poor's 500 Stock Index and cumulative total stockholder return of peer issuers selected by the Company over the same period. For financial reporting purposes, First Mississippi's historical financial statements, restated to present the fertilizer business as a discontinued operation, serve as the Company's financial statements for periods prior to the ChemFirst Distribution. Accordingly, for purposes of this Performance Graph, the cumulative total stockholder return on the Company's Common Stock during the four (4) year period ending December 31, 1996 is deemed to equate with the cumulative total stockholder return on First Mississippi Common Stock during the same period. In addition, for purposes of the peer group discussion below, the historical business operations and business developments of First Mississippi for periods prior to December 31, 1996 are deemed to be those of the Company. The graph assumes a one hundred dollar ($100) investment on December 31, 1992 and the reinvestment of all dividends.

                       COMPARISON OF FIVE-YEAR RETURN ON
                         CHEMFIRST INC. COMMON STOCK TO
                        S&P 500 INDEX & PEER GROUP INDEX


                             [GRAPH APPEARS HERE]

                           12/31/92 12/31/93 12/31/94 12/31/95 12/31/96 12/31/97
                           -------- -------- -------- -------- -------- --------
ChemFirst................. $100.00   146.14   283.20   490.13   589.32   731.45
S&P 500 Index............. $100.00   110.04   111.49   153.33   188.51   251.39
Peer Group Index.......... $100.00   137.58   121.06   154.84   196.46   312.20

  The Company constructs a peer group index consisting of companies operating in the same industries as the Company. Peer companies were grouped by industry and weighted by market capitalization. Industry indices were then weighted by the Company's asset mix, including chemicals, fertilizer, gold, oil and gas, coal and steel. Appropriate peer industry groups were removed as the Company disposed of oil and gas and coal in 1993, gold in 1995, and fertilizer in 1996. Steel was removed in 1997 as discussed below.

  Companies in the gold index were Agnico-Eagle Mines, Atlas Corporation, Battle Mountain Gold, Echo Bay Mines, Ltd., and FMC Gold. The oil and gas index consisted of Cypress/Amax, Enserch, Forest Oil and Wainoco. The coal index consisted of AOI Coal and Westmoreland Coal. The fertilizer index consisted of FreeportMcMoRan Resource Partners, L.P., IMC Fertilizer Group/IMC Global, and Terra Industries. The steel index consisted of New Jersey Steel and NS Group, but was omitted for 1997 in light of the Company's efforts to dispose of this business and to provide for a more meaningful peer group comparison. The chemicals index consists of Dexter Corporation, MacDermid, Inc., Olin Corporation and Quaker Chemical. Quantum Chemical was included in the chemicals index for years prior to 1994 but was removed from this group in 1994 after it was acquired by Hanson plc.

                                  PROPOSAL II

                 APPROVAL OF THE 1998 LONG-TERM INCENTIVE PLAN

  The Company's 1998 Long-Term Incentive Plan (the "Plan") was adopted by the Board on February 24, 1998 and amended in March 1998, subject to approval by the Company's stockholders at the Annual Meeting. The purpose of the Plan is to further the growth in earnings and market appreciation of the Company by providing long-term incentive to directors and employees of the Company and its subsidiaries, partnerships and joint ventures. The Company believes the Plan will help attract, retain and motivate officers, directors and key employees of high caliber and good potential and promote the alignment of the participants' interests with that of the Company's shareholders. The Plan provides for the granting from time to time, of incentive compensation in the form of stock options, stock appreciation rights, performance shares and performance units, restricted stock, supplemental payments and conversion awards ("Awards").

  Set forth below is a brief description of the major features of the Plan, which description does not purport to be complete and is qualified in all respects by the terms of the Plan, a copy of which is attached as Appendix A.

ADMINISTRATION

  The Plan shall be administered by the Board or a committee of at least two
(2) members appointed by the Board (the "Committee"), as the Board shall determine in its sole discretion from time to time. Each member of the Committee shall be a member of the Board and shall be considered a "non-employee" director within the meaning of Rule 16b-3 ("Rule 16b-3") as promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Board or the Committee, as the case may be, has full and final authority to interpret the provisions of the Plan and to grant Awards pursuant to the Plan, provided, however, that the Company's Chief Executive Officer (or some other officer designated by the Board or the Committee) has the authority to grant Awards to newly hired employees who are not subject to
Section 16 of the Exchange Act at the time such Award is granted, subject to such limitations as may be established by the Board or the Committee, as the case may be. In exercising its discretion with respect to the administration of the Plan, the Board has the option of administrating only certain aspects of the Plan, such as the determination and approval of Awards to be granted under the Plan and delegating the administration of the remaining aspects of the Plan to the Committee. Hereinafter in this description of the major features of the Plan, any references to the Committee shall be deemed to refer to the Board whenever the Board is administrating, pursuant to the discretion granted to it under the Plan, the aspect of the Plan to which said reference relates.

ELIGIBILITY FOR PARTICIPATION

  All Employees, Directors and Advisors of the Company or any subsidiary are eligible to participate in the Plan. The Committee has the sole discretion to determine and designate those Employees, Directors and Advisors that are to receive Awards. Since designation of participants is subject to the discretion of the Committee, the approximate number of eligible participants in the Plan is impossible to estimate at this time.

SHARES SUBJECT TO THE PLAN

  A maximum of 950,000 shares of the Company's $1.00 par value common stock (the "Common Stock") may be issued pursuant to the Plan, provided, however, that no more than 50,000 shares may be granted in the form of restricted stock Awards. Shares issued pursuant to the Plan shall be either shares of authorized but unissued Common Stock or shares of Common Stock held as treasury shares. Any shares forfeited pursuant to the terms of the Plan shall again be available for grant under the Plan. The maximum number of shares with respect to which any employee may be awarded stock options, restricted stock or stock appreciation rights in any calendar year is limited to an aggregate amount of 100,000 shares.

AWARDS

  Participants. The Committee has the discretion to grant any of the Awards described below to Employees, Directors or Advisors. These Awards are not transferable, except by will or the laws of descent or distribution, except the Committee may, in its sole discretion, when and if permitted by Rule 16b-3, establish guidelines providing for the irrevocable transfer, without payment of consideration, of any Stock Option, other than Incentive Stock Options, by the Participant to a member of the Participant's immediate family or to a trust, partnership or other pass-through entity whose beneficiaries are members of the Participant's immediate family.

  Stock Options. Options granted pursuant to the Plan may be either in the form of incentive stock options (which are options that meet the requirements of Section 422 of the Internal Revenue Code (the "Code")) or in the form of nonqualified stock options. A stock option gives the holder the right to purchase, during the term of the option, a number of shares of Common Stock at a price determined on the date the option is granted. The option exercise price and the time or times at which the option may be exercised are determined by the Committee at the time of grant, except that the option price may not be less than one hundred percent of the fair market value of the Common Stock on the date of grant. The value of the Company's Common Stock as of March 1, 1998 was $26.4375. The option price may be paid in cash, or in the form of Common Stock owned by the option holder at least six months prior to exercise, based on the fair market value of such Common Stock on the date of exercise, or a combination of cash and Common Stock. In addition, an option holder may exercise an option by providing assurance from a broker registered under the Exchange Act of delivery of the proceeds of an imminent sale of the stock to be issued pursuant to the exercise. Stock options may be exercised at such time or times as may be specified at the time of grant, but in no event more than ten years after the date of grant.

  Stock Appreciation Rights ("SARs"). SARs may be granted in connection with all or any part of a previously or contemporaneously granted stock option or unrelated to any option. SARs entitle the holder, upon exercise of the SAR, to receive an amount equal to the difference between the fair market value of shares of Common Stock with respect to which the SAR is being exercised and the price specified by the Committee. Payment may be made in cash, in shares of Common Stock, or a combination of the two, as the Committee determines. A SAR may be exercised at such times as may be specified by the Committee provided that no SAR shall be exercisable earlier than six months after grant and no later than ten years after grant.

  Performance Shares and Performance Units. Performance Shares or Units give the holder the right to receive shares of Common Stock or a cash payment specified by the Committee at the end of a specified performance period if specified performance goals are met. Performance goals are related to the performance of the Company or one or more subsidiaries or a combination thereof. When circumstances occur that cause predetermined performance objectives to become an inappropriate measure of performance, the Committee, in its discretion, may adjust the performance goals, except for an Award intended to qualify under Section 162 (m) of the Code.

  Restricted Stock. In a restricted stock Award, shares of Common Stock are granted to an employee for no consideration, but are subject to such conditions, terms and restrictions for such period or periods as shall be determined by the Committee or as expressly stated in the Plan. During the restricted period, the participant shall be entitled to vote the shares but shall not assign, transfer, pledge or otherwise encumber such shares. The

Committee has the power to accelerate the termination of the applicable restricted period with respect to part or all of any restricted stock Award.

  Supplemental Payments. The Committee has the discretion to determine that any Award may provide for a supplemental payment to a participant after the exercise, lapse of restrictions or payment for such Award. The Committee shall set the terms and conditions of such supplemental payments, provided however, that the amount of the payment may not exceed, in the case of a stock option, the excess of fair market value on the date of exercise over the option exercise price multiplied by the number of shares for which such option is exercised, and in the case of a SAR, performance unit, performance share or restricted stock Award, the value of the shares and other consideration issued in payment of such Award.

CONVERSION AWARDS

  Employees designated by the Committee may make an irrevocable election to receive share units in exchange for some portion of their cash compensation (base salary or annual incentives). The maximum amount of cash compensation which may be exchanged for share units is the lesser of 30% or $30,000 of a year's base salary and the lesser of 50% or $50,000 of an annual incentive award. The share unit may be acquired at a per share exchange price of eighty-five percent of the fair market value of the Company's Common Stock determined as of the first business day in January in the year of election if base salary is deferred or the day the annual incentive award is approved by the Board if an annual incentive is deferred (the "Exchange Date"). All share units are subject to certain conditions, terms and restrictions set by the Committee and vest three years from the Exchange Date or, in the event of a Rollover Election (as defined below), two years from the effective date of the most recent Rollover Election. An Employee has the option to elect ("Rollover Election") to defer the vesting of any share unit for an additional period of two years by making an irrevocable Rollover Election at least six months prior to the vesting date of such share unit. There is no limit to the number of Rollover Elections an Employee may make with respect to a particular share unit. An Employee is also entitled to receive additional share units equal in value to the amount of cash dividends such Employee would have received had the Employee owned one share of the Company's Common Stock for each share unit owned by the Employee on each record dividend date.

  At such time as a share unit vests, such share unit will be returned to the Company and in exchange thereof the Employee is entitled to receive an amount equal to the average of the highest and lowest price for the Company's Common Stock on such date. Such payment in exchange for a share unit will be made in the form of cash or Company Common Stock as the Committee shall determine in its sole discretion. In the event an Employee owns unvested share units at the time such Employee's employment with the Company is terminated, each unvested share unit will be forfeited and in substitution thereof the Employee is entitled to receive a cash payment, the amount of which is determined by the circumstances under which the Employee's employment with the Company is terminated.

ADJUSTMENTS

  In the event of any change in the capitalization of the Company by reason of a dividend, stock split or combination or any similar change or a merger, consolidation, recapitalization, reclassification of shares or similar reorganization, the Plan provides that the Committee may make certain adjustments, if any, to (a) the number of shares of stock which may be issued under the Plan, (b) the number of shares issuable and the exercise price per share pursuant to an outstanding Award theretofore granted under this Plan and, (c) the number and kind of shares which may underlie an Award granted.

DURATION OF PLAN; AMENDMENT OR TERMINATION

  The Plan shall remain in effect until all Awards have been satisfied, but no Award shall be granted more than ten years after the date of approval of the Plan by the stockholders. The Committee may at any time suspend, terminate, modify or amend the Plan, but any amendment that requires shareholder approval in order for the Plan to continue to comply with Rule 16b-3, Section 162(m) of the Code or any other applicable law, rule or regulation shall not be effective unless approved by the requisite shareholder vote. In addition, no such action by the Committee may adversely affect any previously granted Award without the consent of the Award recipient.

CHANGE IN CONTROL

  In the event of a "change in control" (as defined in the Plan), all outstanding stock options, SARs and other awards shall automatically become fully vested and exercisable in full.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief and general discussion of the principal federal income tax rules applicable to Plan Awards:

  Stock Options. There is no tax incurred by the participant (or expense deduction for the Company) upon the grant. At the time of exercise of a nonqualified stock option, the difference between the exercise price and the fair market value of Common Stock on the date of exercise will constitute ordinary income to the participant. The Company will be allowed a deduction equal to the amount of ordinary income realized by the participant. In the case of incentive stock options, although no income is realized upon exercise and the Company is not entitled to a deduction, the excess of the fair market value on the date of exercise over the exercise price is treated by the participant as an adjustment for alternative minimum tax purposes. If the participant does not dispose of the shares acquired on the exercise of an incentive stock option within one year after their receipt or within two years after the grant of the stock option, gain or loss realized on the subsequent disposition of the shares will be treated as long-term capital gain or loss. Under current law, such long-term capital gain on incentive stock option shares is taxed at a maximum rate of 28% unless the shares are sold at least eighteen months after exercise and two years after grant, in which case the gain will be subject to a maximum tax rate of 20%. In the event of a disposition of shares within one year after exercise or within two years after the grant of the stock option, the participant may realize ordinary income and the Company will be entitled to a deduction, equal to the amount of such income, at the time such income is realized by the participant.

  SARs. The participant will not realize any income at the time of grant of a SAR. Upon the exercise of a SAR, any cash received and the fair market value on the exercise date of any shares of Common Stock received will constitute ordinary income to the participant. The Company will be entitled to a deduction in the amount of such income at the time of exercise.

  Restricted Stock. A participant normally will not realize taxable income upon an award of restricted stock, and the Company will not be entitled to a deduction, until the termination of the restrictions, except with respect to the dividends, or dividend equivalents, received by the participant. Upon termination of restrictions, the participant will realize ordinary income in an amount equal to the fair market value of the Common Stock at that time and the Company will be entitled to a deduction in the same amount. However, a participant may elect to realize ordinary income in the year the restricted stock is awarded in an amount equal to the fair market value of the Common Stock at the time of the Award, determined without regard to the restrictions. In this event, the Company will be entitled to a deduction in such year in the same amount, and any gain or loss realized by the participant upon subsequent disposition of the stock will be capital gain or loss. If, after making this election, any restricted stock is forfeited, or if the market value at vesting is lower than the amount on which the participant was taxed, the participant cannot then claim an ordinary deduction, but may claim a capital loss.

  Performance Shares and Performance Units. A participant normally will not realize taxable income upon the award of performance units or performance shares. Subsequently, when conditions and requirements established with respect to grants made in shares of Common Stock have been satisfied so that the shares are no longer subject to a substantial risk of forfeiture, then an amount equal to the fair market value of any shares of Common Stock received will constitute ordinary income to the participant in the year in which such event occurs, and the Company will be entitled to a deduction in the same amount. Recipients of Performance Awards made in shares of Common Stock may make an election to realize ordinary income in the year of receipt in the same manner as described above for recipients of restricted stock Awards. A Participant normally will not realize taxable income on Performance Units, which represent a contingent unfunded promise to pay cash or property in the future, until all conditions or requirements applicable to such Performance Units have been satisfied and the promised amount has become immediately payable. At that time, the cash amount or fair market value of property payable will constitute ordinary income and the Company will be entitled to a deduction in the same amount.

  Conversion Awards. A participant normally will not realize taxable income upon the award of share units, and the Company will not be entitled to a deduction until the conditions and requirements placed on the award have lapsed. The Company will also not be entitled to a deduction for any additional share units awarded to the participant on account of dividends paid on the Company's Common Stock until the conditions and requirements placed on such additional share units have lapsed. Subsequently, when all conditions and requirements established with respect to the share unit have lapsed, any cash or Common Stock received in exchange thereof will constitute ordinary income to the participant in the year in which paid in the case of cash payments and when no longer subject to a substantial risk of forfeiture in the case of payments in the form of Common Stock, and the Company will be entitled to a deduction in the same amount.

  Withholding. The Company shall have the right to reduce the number of shares of Common Stock deliverable pursuant to the Plan by an amount which would have a fair market value equal to the amount of all federal, state, or local taxes required to be withheld, or to deduct the amount of such taxes from any cash payment to be made to the participant, pursuant to the Plan or otherwise.

GRANTS UNDER THE PLAN

  Because a Participant's eligibility for Awards under the Plan and the amount of any such Awards are determined by the Committee or the Board, as the case may be, the nature and amounts of future benefits under the Plan are not currently determinable. If the stockholders approve the Plan, all Awards thereunder will be made at the discretion of the Committee or the Board, as the case may be, in accordance with policies and guidelines in effect from time to time. On February 24, 1998, the Board granted, subject to stockholder approval of the Plan at the Annual Meeting, 276,087 nonqualified stock options under the Plan. Except for certain nonqualified stock options granted to Mr. Tepas and Mr. Summerford in the amounts of 30,000 and 15,000, respectively, which vest and become exercisable five years from the grant date, the options granted on February 24, 1998 will vest and become exercisable on each of the first three anniversaries of the grant date at the rate of 40%, 40%, and 20%, respectively. Each option has a per share exercise price of $26.75, which was the fair market value of the Company's Common Stock on the date of grant. If the Company's stockholders do not approve the Plan at the Annual Meeting, the Plan will not become effective and all grants previously made under the Plan will be voided. The following table sets forth, as to the Executive Officers included in the Summary Compensation Table on page 15, all current Executive Officers as a group, all non-executive officer Directors as a group, each nominee for election as a Director and all other employees as a group, the number of shares and corresponding values relating to the outstanding options granted under the Plan since its adoption in February 1998:

                                                             DOLLAR   NUMBER OF
                                                            VALUE(1)  SHARES(2)
                                                            --------- ---------
Executive Officers Listed in Summary Compensation Table:
  J. Kelley Williams, Chairman & Chief Executive Officer... $     -0-      -0-
  Thomas G. Tepas, President & Chief Operating Officer.....   793,125   30,000
  R. Michael Summerford, Vice President & Chief Financial
   Officer.................................................   780,224   29,512
  George M. Simmons, President of First Chemical
   Corporation.............................................   384,666   14,550
  William P. Bartlett, President of Callidus Technologies
   Inc.....................................................   306,675   11,600
Executive Officers as a Group (17 persons)................. 4,228,995  159,962
Non-Executive Officer Directors as a Group (11 persons)....   436,219   16,500
Nominees for Election as a Director:
  Richard P. Anderson...................................... $  39,656    1,500
  Michael J. Ferris........................................    39,656    1,500
  William A. Percy, II.....................................    39,656    1,500
  R. Gerald Turner.........................................    39,656    1,500
  Paul A. Becker...........................................    39,656    1,500
  James W. Crook...........................................    39,656    1,500
  Dan F. Smith.............................................    39,656    1,500
  Leland R. Speed..........................................    39,656    1,500
Non-Executive Officer Employees as a Group (37 persons)....   369,147   13,963

--------
(1) Based on the per share value of the Company's Common Stock on March 1, 1998 of $26.4375.
(2) The shares reflected in this column represent shares underlying options granted under the Plan on February 24, 1998. In addition to the option shares reflected in this column, Mr. Williams, Mr. Tepas and Mr. Summerford also received on February 24, 1998 grants of NQSO's under the Company's 1995 Long-Term Incentive Plan in the amounts of 59,600 shares, 28,850 shares and 1,188 shares, respectively.

      THE BOARD RECOMMENDS A VOTE FOR THE 1998 LONG-TERM INCENTIVE PLAN.

  Voting Procedures for Approval of the Plan. Stockholders have the right to vote "For," "Against" or "Abstain" when voting on the adoption of the Plan. Pursuant to the Bylaws and Mississippi law, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum to convene the Annual Meeting. Therefore, any proxy authorized to be voted at the Annual Meeting on any matter, whether or not marked to "Abstain" or to effect a broker non-vote, will be counted in establishing a quorum. Approval of the Plan will require the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting and entitled to vote for approval of the Plan, in person or by proxy. Consequently, abstentions will have the effect of a vote against the Plan, but broker non-votes will not affect the outcome of the vote. In the absence of specific instructions, proxies will be voted for the approval of the Plan.

                                 PROPOSAL III

               APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

  The Company's 1997 Employee Stock Purchase Plan (the "ESPP") was adopted by the Board on August 21, 1997 and was implemented on October 1, 1997. The ESPP is intended to qualify under Section 423 of the Code, thus affording participants the favorable federal income tax treatment described below. The purpose of the ESPP is to provide an opportunity for eligible employees of the Company to share in the growth and prosperity of the Company through acquisition of an equity interest in the Company.

  Set forth below is a brief description of the major features of the ESPP, which description does not purport to be complete and is qualified in all respects by the terms of the ESPP, a copy of which is attached as Appendix B.

ADMINISTRATION

  The ESPP will be administered by the Company or the Plan Agent who will rely on the Committee to interpret the terms and intent of the ESPP and to make determinations regarding all questions arising in the administration, interpretation and application of the ESPP.

ELIGIBILITY FOR PARTICIPATION

  An individual is eligible to participate in the ESPP if such individual is an employee of the Company or any subsidiary of the Company which has been designated by the Board as an Employer (the "Employer") under the ESPP and such individual's customary employment is at least twenty (20) hours a week and is or will be more than five (5) months in a calendar year, except those employees of the Employer who are deemed to be "highly compensated employees" within the meaning of Section 423 of the Code and who are also either (i) "officers" of the Company for purposes of Section 16 of the Exchange Act or
(ii) officers of an Employer who are eligible for conversion awards under
Section 7 of the Company's 1995 Long-Term Incentive Plan or 1998 Long-Term Incentive Plan. Hereinafter, an employee who is eligible to participate in the ESPP shall be referred to as a "Participant".

SHARES SUBJECT TO THE PLAN

  A maximum of 250,000 shares of the Company's $1.00 par value Common Stock are reserved for issuance under the ESPP. The Common Stock issued upon exercise of options granted under the ESPP may be either authorized and unissued shares, issued shares held in or acquired for the treasury of the Company, or shares of stock reacquired by the Company upon purchase in the open market or otherwise.

PARTICIPATION IN THE PLAN

  The ESPP allows Participants to acquire shares of the Company's Common Stock at a price per share (the "Issue Price") equal to the lesser of (a) 85% of the average of the high and low sales price on the last trading date of the Offering Period (as defined below) or (b) 85% of the average of the high and low sales price on the first trading date of the Offering Period. Except for the initial Offering Period which shall be from October 1, 1997 through June 30, 1998, the term "Offering Period" is defined as a period of 3 calendar months, commencing on the first day of January, April, July and October and ending, respectively, on the last day of each March, June, September and December. The Board or the Committee shall have the power to change the commencement date and duration of any Offering Periods if such change is announced at least 7 days prior to the scheduled beginning of the first Offering Period to be affected.

  At any time prior to the first day of an Offering Period, a Participant may elect to participate in the ESPP for such Offering Period by filing with the Employer certain forms authorizing the Employer to deduct through payroll deduction each pay period a whole percentage of the Participant's regular base pay ("Normal Monthly

Pay"), but not less than $10.00 per month (the "Member's Contribution Rate"). The maximum Member's Contribution Rate shall be 15% of the Employee's Normal Monthly Pay from his Employer in effect from time to time during the Offering Period in question (hereinafter the total of the Participant's contributions through payroll deductions in an Offering Period shall be referred to as the "Participant's Contribution Account"). The maximum amount that a Participant is allowed to contribute in any one year for purchase of shares under the ESPP is $21,250. A Participant may increase or decrease his or her Member's Contribution Rate at any time provided, however, that such change must be in whole percentages of Normal Monthly Pay and will not be effective until the first day of the next Offering Period.

  Participants may elect to withdraw their contributions at any time during the Offering Period by filing a properly completed withdrawal form, or such other authorization as the Company requires, with the party and by the date designated by the Company. Provided the Company or the party so designated has received the withdrawal form 15 days prior to the Exercise Date (as defined below), as soon as practicable after receipt of the timely filed withdrawal form by the designated party, (a) all payroll deductions then credited to the Member's Contribution Account will be paid to the Participant and (b) no further payroll deductions shall be made from the Participants compensation during any Offering Period commencing thereafter, unless the Participant elects again to participate in the ESPP pursuant to requirements of the ESPP. If contributions are withdrawn during the Offering Period, no further contributions will be permitted during that Offering Period, and no interest shall accrue on contributions which are withdrawn. The fact that a Participant elects to participate for an Offering Period, or fails to elect, shall not affect his right to participate, or not to participate, for any other Offering Period.

  If a Participant's employment with an Employer is terminated for any reason (including death or disability) on or before the 15th day of the last month of an Offering Period, the Participant's right to purchase Common Stock under the ESPP will terminate immediately, and the Participant's payroll deductions not theretofore applied to the purchase of Common Stock will be returned to the Participant (or the Participant's executor or administrator in the case of death), without interest, as soon as practicable. If the termination of employment occurs subsequent to the date referred to in the preceding sentence, Common Stock will be purchased for the Participant on the last day of the Offering Period. If a Participant goes on a leave of absence, he or she will continue to participate in the ESPP for the Offering Period in which his or her leave began. If a Participant is on a leave of absence at the beginning of an Offering Period, the Participant may not participate in the ESPP for such Offering Period.

  On the last trading date of the Offering Period (the "Exercise Date"), the Participant's Contribution Account shall be used to purchase the maximum number of full and fractional shares of the Company's Common Stock (rounded down to the nearest ten thousandth of a share) determined by dividing the Issue Price into the Participant's Contribution Account, unless the Participant has notified the Company in writing at least 15 days prior to the Exercise Date that the Participant does not want to purchase any shares.

  A Participant may not transfer or assign any rights to purchase shares granted to him under the ESPP except by will or by the laws of descent and distribution. Such rights may be exercised only by the Participant during a Participant's lifetime.

ADJUSTMENTS

  In the event of any change in the number of the Company's outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or any other change in the corporate structure or shares of stock of the Company, the Board will make an appropriate adjustment, in accordance with applicable provisions of the Code and rulings and regulations thereunder, in the number and kind of shares which may be offered under the ESPP, both in the aggregate and as to each Participant, the number of shares then subject to offerings theretofore made, and the price of shares offered under the ESPP. In the event of a dissolution or liquidation of the Company or a merger or consolidation in which the Company is not the surviving corporation or survives only as a subsidiary of another corporation, each outstanding right to purchase shares granted under the ESPP shall terminate except to the extent that another corporation assumes such right or substitutes another right therefor.

APPROVAL OF THE PLAN

  In order for the ESPP to continue to be effective, it must be approved by the Company's Stockholders at the Annual Meeting. If the Company's Stockholders fail to approve the ESPP at the Annual Meeting, all withheld amounts will be returned to the Participants with accrued interest thereon at six percent (6%) per annum.

FEDERAL INCOME TAX CONSEQUENCES

  The following is a brief and general discussion of the principal federal income tax rules applicable to the ESPP:

  If the ESPP is approved by the Company's Stockholders at the Annual Meeting, it will meet the requirements of Section 423 of the Code and each Participant will be afforded certain favorable tax consequences on ESPP transactions as outlined below.

  Neither the election to participate in the ESPP nor the purchase of shares of Common Stock at the Issue Price on the Exercise Date will require the Participant to recognize any gain for federal income tax purposes or entitle the Company to a deduction for federal income tax purposes. If the Participant sells shares of the Common Stock acquired within the ESPP, certain special tax consequences described below may apply to any gain realized on such sale. Provided the Participant holds the shares of Common Stock acquired under the ESPP for a period of at least two years from the first day of the Offering Period during which the Participant acquired the shares, and at least one year from the last day of the Offering Period during which the Participant acquired the Shares, then an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock at the time of such disposition over the amount the Participant paid for the shares, or (ii) the excess of the fair market value of the shares of Common Stock on the first day of the Offering Period during which the Participant purchased the shares over the amount paid for the shares, must be treated by the Participant as compensation in the year of such disposition and will be taxed at ordinary income rates. The balance of the gain realized upon such sale, if any, will be taxed as a long-term capital gain. Under current law, such long-term capital gain is taxed at a maximum rate of 28% unless the shares are sold at least eighteen months after the end of the Offering Period during which the shares were purchased, in which case the gain will be subject to a maximum tax rate of 20%.

  If the Participant sells shares of Common Stock acquired under the ESPP before the end of the one or two-year holding periods described above, the gain realized on such sale not exceeding the difference between the fair market value of the shares of Common Stock on the last day of the Offering Period over the amount paid for the shares will be treated as ordinary income to the Participant, and the Company will be entitled to a deduction in the same amount. The remainder of the gain, if any, will be taxed as long-term capital gain if the Participant held the shares for 12 months or more from the end of the Offering Period during which the shares were purchased and as short-term capital gain if the Participant held the shares for less than 12 months from the end of such Offering Period. Under current law, such long-term capital gain is taxed at a maximum rate of 28% unless the shares are sold at least eighteen months after the end of the Offering Period during which the shares were purchased, in which case the gain will be subject to a maximum tax rate of 20%.

  Several letter rulings issued by the Internal Revenue Service have held that the excess of the fair market value of the shares of Common Stock purchased at the Issue Price on the Exercise Date over the amount paid for the shares may constitute "wages" subject to federal FICA and FUTA taxes. Accordingly, the Company reserves the right, in its sole discretion, to withhold and remit the applicable amount of such taxes in connection with such share purchases under the ESPP.

ESPP BENEFITS

  Because the amount of shares any Participant may purchase under the ESPP is dependent on volitional elections by the Participant, the amount of shares that will be credited to Participants' accounts under the ESPP is not currently determinable. Furthermore, because the Issue Price for the initial Offering Period cannot be ascertained until June 30, 1998, the benefits to be received by the Participants cannot be determined at this time. As stated above under the heading "Eligibility for Participation", none of the Company's executive officers or directors are eligible for participation in the ESPP. As of March 1, 1998, 1,077 employees were eligible to participate in the ESPP. As of March 1, 1998, the non-executive employee group as a whole had contributed through payroll deductions $446,349 toward the purchase of Common Stock under the ESPP.

    THE BOARD RECOMMENDS A VOTE FOR THE 1997 EMPLOYEE STOCK PURCHASE PLAN.

  Voting Procedures for Approval of the ESPP. Stockholders have the right to vote "For," "Against" or "Abstain" when voting on the adoption of the ESPP. Pursuant to the Bylaws and Mississippi law, the presence, in person or by proxy, of a majority of the outstanding shares of Common Stock entitled to vote shall constitute a quorum to convene the Annual Meeting. Therefore, any proxy authorized to be voted at the Annual Meeting on any matter, whether or not marked to "Abstain" or to effect a broker non-vote, will be counted in establishing a quorum. Approval of the ESPP will require the affirmative vote of the holders of a majority of the shares represented at the Annual Meeting and entitled to vote for approval of the ESPP, in person or by proxy. Consequently, abstentions will have the effect of a vote against the ESPP, but broker non-votes will not affect the outcome of the vote. In the absence of specific instructions, proxies will be voted for the approval of the ESPP.

                                   AUDITORS

  The accounting firm of KPMG Peat Marwick LLP ("KPMG") was approved by the Board to serve as independent auditor of the Company for 1997. As a part of its 1997 engagement, KPMG is providing certain services which could not be completed by the date of this proxy statement. The independent auditor selection for 1998 will be made by the Audit Committee after such services are completed.

  KPMG has served as independent auditor of the Company for the past thirty-five (35) years. The Company has been advised that neither KPMG nor any of its associates has a material interest in the Company or any affiliate thereof. Representatives of KPMG are expected to be present at the Annual Meeting of Stockholders, will be afforded an opportunity to make a statement, if they desire, and will be available to respond to appropriate questions from stockholders.

                                   FORM 10-K

  Stockholders may obtain without charge a copy of the Company's Form 10-K for the fiscal year ended December 31, 1997 filed with the Securities and Exchange Commission by calling or writing the Company's Investor Relations Department.

                                 OTHER MATTERS

  The management of the Company knows of no other matter which may come before the Annual Meeting. However, if any matter other than those referred to herein should properly come before the meeting, the proxies will be voted with respect thereto in accordance with the judgment of the proxy holder.

  Please sign the enclosed proxy and return it in the return envelope promptly.

                                          /s/ JAMES L. McARTHUR
                                          ---------------------
                                          JAMES L. McARTHUR
                                          Secretary

                                                                     APPENDIX A

                                CHEMFIRST INC.
                         1998 LONG TERM INCENTIVE PLAN

1. PURPOSE

  The purpose of this Plan is to further the growth in earnings and market appreciation of ChemFirst Inc. by providing long-term incentives to directors, officers, advisors and employees of the Company and its subsidiaries, partnerships and joint ventures. The Company intends that the Plan will help attract, retain and motivate officers, directors, advisors and key employees of high caliber and good potential and promote the alignment of the participants' interests with that of the Company's shareholders.

2. DEFINITIONS

  For purposes of this Plan, the following terms shall have the meanings set forth below:

  "Advisor" means a non-employee consultant to the Board of Directors of the Company or a Subsidiary.

  "Annual Incentive" means an amount payable pursuant to any short term incentive compensation plan or sales incentive plan of the Company.

  "Award" means an award granted under this Plan.

  "Base Salary" means the regular salary paid to an employee. Base Salary shall not include bonuses or other forms of compensation which are not considered regular earnings by the Company.

  "Board" means the Board of Directors of the Company.

  "Change in Control" shall have the meaning set forth in Paragraph 18.

  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

  "Committee" means the committee appointed by the Board to administer the Plan as a whole or certain aspects of the Plan. The Committee shall consist of two or more members of the Board who are "nonemployee directors" within the meaning of Rule 16b-3.

  "Company" means ChemFirst Inc.

  "Conversion Award" means an Award issued in place of cash compensation, pursuant to Paragraph 7 of the Plan.

  "Director" means a member of the Board of Directors of the Company or a Subsidiary.

  "Employee" means any officer or other employee of the Company or a Subsidiary.

  "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

  "Exchange Date" means the date upon which the replacement of cash compensation with a Conversion Award is to take effect. For purposes of:

  (a) base salary, that date shall be the first business day of January in the calendar year for which an election has been made to replace cash compensation with a Conversion Award.

  (b) annual incentives, that date shall be the date on which the annual incentive award is approved by the Board of Directors.

  "Fair Market Value" means, as of any date, the average of the highest and lowest prices at which the Stock is traded on such date on the principal market on which the Stock is traded, or if the Stock is not traded on such date, on the immediately preceding date on which the Stock is traded.

  "Incentive Stock Option" means an option meeting the requirements of Section 422 of the Code.

  "Nonqualified Stock Option" means an option that is not an Incentive Stock Option.

  "Participant" means an Employee, Director or Advisor who has been selected by the Committee to receive an Award under the Plan.

  "Performance Period" means the period of time designated by the Committee in which an Award may be earned.

  "Performance Shares" means shares of Stock that may be earned under the Plan, subject to the satisfaction of certain performance criteria over a Performance Period.

  "Performance Units" means a dollar denominated unit that may be earned under the Plan, subject to the satisfaction of performance criteria over a Performance Period.

  "Plan" means this ChemFirst Inc. 1998 Long Term Incentive Plan, as amended from time to time.

  "Restricted Stock" means shares of Stock which may be earned under the Plan, subject to continued employment or other vesting criteria.

  "Rollover Election" means election to defer vesting of share units for an additional Restricted Period beyond the existing Vesting Date of Record. The effective date of a Rollover Election shall be the day on which the applicable share unit would have vested absent such election.

  "Rule 16b-3" means Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Exchange Act, as amended from time to time.

  "Share Unit" is the right to receive an amount of cash or Stock equal to the value of a share of Stock at a future date in exchange for a vested Share Unit.

  "Stock" means the common stock of the Company.

  "Stock Option" means an option granted pursuant to the Plan, whether an Incentive Stock Option or a Nonqualified Stock Option.

  "Subsidiary" means any corporation, partnership, joint venture or other entity in which the Company has at least a fifty percent beneficial ownership interest.

  "Vesting Date of Record" means the date on which a Share Unit fully vests.

3. ADMINISTRATION

  The Plan shall be administered by the Board and/or the Committee, as the Board shall determine in its sole discretion from time to time. In exercising its discretion with respect to the administration of the Plan, the Board shall have the option of administrating only certain aspects of the Plan, such as the determination and approval of Awards to be granted under the Plan, and delegating the administration of the remaining aspects of the Plan to the Committee. The Board and/or the Committee, as the case may be, shall have full and final authority in its discretion to conclusively interpret the provisions of the Plan and to decide all questions of fact arising in its application; to determine the Participants to whom Awards shall be made under the Plan; to determine the type of Award to be made and the amount, size and terms of each such Award; to determine the time when Awards will be granted to Participants; and to make all other determinations necessary or advisable for the administration of this Plan. Notwithstanding the above, the Company's Chief Executive Officer or some other officer designated by the Board or the Committee, as the case may be, shall have the authority to grant Awards to newly hired employees who are not subject to
Section 16 of the Exchange Act at the time such Award is granted, subject to such limitations as may be established by the Board or the Committee, as the case may be. All provisions elsewhere in this Plan dealing with administration of and decisions under this Plan which refer to the Committee shall be deemed to refer to the Board whenever the Board is administrating, pursuant to this
Section 3, the aspect of the Plan to which said provision relates.

4. PARTICIPATION

  The Committee, in its discretion, may grant Awards to any Participant, subject to the provisions of the Plan. No Participant shall be entitled as a matter of right to receive an Award, nor shall the grant of an Award entitle a Participant to receive any future Award.

5. SHARES SUBJECT TO THE PLAN

  (a) A maximum of 950,000 shares of Stock may be issued in satisfaction of any type of Award pursuant to the Plan provided, however, that no more than 50,000 shares may be granted in the form of Restricted Stock Awards. The total number of shares authorized and the number of shares which may be granted in the form of Restricted Stock Awards are subject to adjustment pursuant to Paragraph 15. Shares issued pursuant to the Plan shall be either authorized but unissued shares of Stock or shares of Stock held as treasury stock.

  (b) To the extent that any Award is canceled or forfeited, or terminates, expires, or lapses for any reason, any unissued shares of Stock subject to such Award shall again be available for grant under the Plan.

  (c) Any Awards granted in substitution for awards or rights issued by a company that is acquired by the Company or a Subsidiary shall not reduce the number of Shares available for grant under the Plan.

  (d) Subject to adjustment pursuant to Paragraph 15, the maximum number of shares of Stock with respect to which any Employee may be awarded Stock Options, Restricted Stock or Stock Appreciation Rights in any calendar year under Paragraph 6 shall total no more than 100,000 shares.

6. AWARDS TO PARTICIPANTS

  As the Committee may determine, the following types of Awards may be granted under the Plan to Participants, either alone, in combination or an alternative basis:

    (a) Stock Options: Stock Options shall be Incentive Stock Options or Nonqualified Stock Options, as determined by the Committee. Stock Options shall be granted with an exercise price which shall not be less than one hundred percent of Fair Market Value on the date of grant, or, if in substitution for a stock option previously granted an employee of an entity acquired by the Company or by a Subsidiary, with an exercise price that reflects the relative values of Company Stock and stock of the acquired entity and the employee's exercise price under such previously granted option.

    Incentive Stock Options shall comply with the provisions of Section 422 of the Code and to the extent the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of the stock with respect to which Incentive Stock Options are exercisable for the first time by any individual during any calendar year under all plans of the Company and its Subsidiaries exceeds $100,000, such options shall be treated as Nonqualified Stock Options.

    A Stock Option may be exercised at such times as may be specified by the Committee at the time of grant, provided that no Stock Option granted under this Paragraph 6 shall be exercisable later than ten years after grant, or, in the case of Participants subject to Section 16 of the Exchange Act, earlier than six months after grant and provided further that the Committee may at any time before complete termination of a stock option, accelerate the time or times at which such option may be exercised, in whole or in part.

    (b) Stock Appreciation Rights: Stock Appreciation Rights shall entitle a Participant to receive upon exercise, for each stock appreciation right exercised, (i) the excess of the Fair Market Value of a share of Stock at the time of exercise, over a price specified by the Committee, multiplied by (ii) the number of Stock Appreciation Rights exercised. The price specified by the Committee shall not be less than one hundred percent of Fair Market Value at the time the Stock Appreciation Right was granted, or, if connected with a previously issued stock option, the Fair Market Value at the time such previously issued stock option was granted, or, if in substitution for a stock appreciation right previously granted an employee of an entity acquired by the Company or by a Subsidiary, a price that reflects the relative values of Company Stock and stock of the acquired entity and the employee's price under such previously granted stock appreciation right. A Stock Appreciation Right may be granted in tandem with all or any portion of a previously or contemporaneously granted stock option (including, in addition to Stock Options granted under the Plan, options granted under other plans of the Company), or not in connection with a stock option.

    Payment pursuant to a Stock Appreciation Right may be made in the form of Stock, cash or a combination thereof, as the Committee may determine. A Stock Appreciation Right may be exercised at such times as may be specified by the Committee, either at the time of grant or thereafter, provided that no Stock Appreciation Right shall be exercisable earlier than six months after grant (except that earlier exercise may be permitted in the case of a Stock Appreciation Right substituted for a stock appreciation right previously issued by an acquired entity) nor later than ten years after grant.

    (c) Performance Shares and Performance Units: An Award of Performance Shares or Performance Units shall entitle a Participant to receive Stock or a cash payment specified by the Committee, depending upon the attainment of performance criteria over a Performance Period. The Performance Period and performance criteria shall be specified by the Committee and may relate to the performance of the Company or one or more Subsidiaries or a combination thereof. Other than an Award intended to qualify under Section 162(m) of the Code, the Committee may adjust previously established performance criteria and other terms and conditions of an Award, at any time prior to the determination of the payment amount, to reflect major unforeseen events such as changes in laws, regulations or accounting policies or procedures, mergers, acquisitions or divestitures or extraordinary, unusual or non-recurring items or events, in each case in order to prevent dilution or enlargement of rights.

    Payment pursuant to an Award of Performance Shares or Performance Units shall be made following the Committee's determination of the extent to which the performance criteria were satisfied, and shall be made in the form of Stock, cash or a combination thereof, as the Committee may determine. Payment shall be made as promptly as practicable following the end of the Performance Period unless deferred subject to such terms and conditions as may be prescribed by the Committee. The Committee may authorize payments in Stock (in the form of any Award available under the Plan) under any previously existing performance unit or performance share plans of the Company or any Subsidiary.

    (d) Restricted Stock: Awards of Restricted Stock shall be issued in the name of a Participant as soon as practicable following the date of grant by the Committee. Such Awards shall be subject to such conditions, terms and restrictions (including performance-based or employment-based vesting, forfeiture conditions and transfer restrictions) and shall be for such period or periods as shall be determined by the Committee or as expressly stated in the Plan. The Committee shall have the power to permit an acceleration of the expiration of the applicable restriction period with respect to all or part of the shares awarded to a Participant pursuant to a Restricted Stock Award.

    During the restricted period, a Participant holding shares of Restricted Stock shall have all the rights of a shareholder, including the right to vote and receive dividends, but shall not sell, assign, transfer, exchange, pledge, hypothecate or otherwise encumber such shares. Shares of Restricted Stock shall bear such legends as the Company may specify, until such time as the restrictions on the shares shall lapse, as determined by the Committee.

    (e) Supplemental Payments: Subject to the Committee's discretion, any Award under this Paragraph 6 may provide for a supplemental payment by the Company or a Subsidiary to a Participant after the exercise, payment or lapse of restrictions under the Award. Such supplemental payments shall be subject to such terms and conditions as shall be provided by the Committee at the time of grant, provided that in no event shall the amount of each payment exceed:

      (i) In the case of a Stock Option, the excess of Fair Market Value on the date of exercise over the Stock Option exercise price, multiplied by the number of shares for which such Stock Option is exercised, or

      (ii) In the case of a Stock Appreciation Right, Performance Unit, Performance Share or Restricted Stock Award, the value of the shares and other consideration issued in payment of such Award.

    (f) Performance-Based Payments: Any Awards, grants, or other payments described or referenced in this Plan and designed to provide incentives to participants for whom the Committee determines that compensation deductible by the Company would be subject to limitation under Section 162(m) of the Code may be made in a form intended to constitute "performance-based compensation" deductible under Section 162(m) (4) (C). The payment of any amounts in such form (other than amounts payable under Stock Options or Stock Appreciation Rights, granted in either case with an exercise price or SAR price equal to at least Fair Market Value at grant, or associated Supplemental Payments under subparagraph 6(e) included in such grant) shall be contingent on attainment of objective performance goals preestablished by the Committee and based, subject to such further definition and adjustments as the Committee may specify in establishing such goals, on one or more of the following business criteria: earnings per share, total shareholder return, net income, cash flow, performance against budget targets, return on equity, or return on capital.

    When establishing such performance goals, the Committee shall contemporaneously prescribe the Performance Period during which such goals are to be attained and the maximum amount payable (subject to Committee discretion to decrease but not to increase such amount) on their attainment. The maximum amount that the Committee may prescribe as payable to any "covered employee" within the meaning of Section 162(m) (excluding amounts payable under Stock Options, Stock Appreciation Rights or associated Supplemental Payments) shall not exceed (i) $500,000 in the case of a Performance Period of one year or less and (ii) $400,000 multiplied by the number of years in the Performance Period in the case of a Performance Period of more than one year. In determining whether an amount payable is within the maximum amounts described in the preceding sentence, the amount payable shall be valued at the date following completion of the Performance Period during which such amount would be initially payable absent any elective deferral to a future date.

    Any Awards, grants or other payments of performance-based compensation pursuant to this subparagraph 6(f), and any grants of Stock Options or Stock Appreciation Rights or associated Supplemental Payments intended to be exempt from the limitations of Section 162(m) of the Code, shall be made by a Committee consisting solely of two or more "outside directors" within the meaning of Section 162(m).

7. CONVERSION AWARDS--EMPLOYEES

  (a) Employees designated by the Committee may elect, subject to the following provisions and such terms and conditions as shall be determined by the Committee, to receive Share Units in exchange for cash compensation otherwise payable to such individuals by the Company:

    (i) Share Units may be acquired by an Employee at a per share exchange price of eighty-five percent of the Fair Market Value of a share of stock determined as of the Exchange Date.

    (ii) Share Units issued to Employees shall be subject to those conditions, terms and restrictions as the Committee may require and shall vest three (3) years from Exchange Date or in the event of a Rollover Election by Employee, two (2) years from effective date of last Rollover Election. For purposes of this

  Agreement, this three (3) year vesting period, plus any extensions thereof pursuant to a Rollover Election, shall be hereinafter referred to as the "Employee Restricted Period", the initial three (3) year vesting period shall be hereinafter referred to as the "Initial Employee Restricted Period" and any two (2) year extension of the Employee Restricted Period pursuant to a Rollover Election shall be hereinafter referred to as a "Rollover Employee Restricted Period". Employee shall have the option to defer the vesting of any Share Unit issued hereunder for an additional period of two (2) years by making an irrevocable Rollover Election at least six (6) months prior to the date on which such Share Unit vests under the terms of Section 7. There is no limit to the number of Rollover Elections Employee may make with respect to a particular Share Unit.

    (iii) With respect to annual incentives, it is expressly understood that Employees have no right to any annual incentive award if terminated for any reason prior to the end of the Performance Period. Further, Employees who are employed at the end of the Performance Period will not be entitled to any award unless the Board determines in its sole and absolute discretion to grant such award.

    (iv) In addition, no cash or other property will be set aside in a trust or other account to secure the Company's performance under this Plan. Assets to be paid to Employees under this Plan will be subject to the claims of the Company's general creditors.

    (v) Employees cannot transfer, pledge, or assign any of the benefits under this Plan.

    (vi) No interest will accrue or be paid with respect to any amounts deferred under the Plan.

  (b) At a time specified by the Committee which is prior to the Exchange Date for base salary and at least six (6) months prior to the end of the applicable fiscal year for annual incentives, Employee may make an irrevocable election to defer up to the lesser of 30% or $30,000 of a year's base salary and/or up to the lesser of 50% or $50,000 of an annual incentive award (for purposes of this Agreement, the "Deferral Amount") and exchange it for Share Units in accordance with the following provisions and such other terms, conditions and limitations as shall be determined by the Committee from time to time:

  An Employee's base salary or annual incentive award may be exchanged for Share Units in the following manner:

    (1) If an Employee elects to receive Share Units, he or she shall receive that number of units equal in value to the Deferral Amount, as determined pursuant to Subparagraph (a)(i) above. The Deferral Amount shall be deducted from the Employee's base salary in equal installments beginning the month of the Exchange Date, or, in the case of annual incentive, the full Deferral Amount shall be deducted from the applicable annual incentive award at the time of payment.

    (2) Except as otherwise determined by the Committee, if the Employee's employment with the Company or a Subsidiary is terminated by the Company or Subsidiary for cause during the Employee Restricted Period or the Employee voluntarily terminates his employment during the Initial Employee Restricted Period with respect to a Share Unit, such non-vested Share Unit shall be forfeited and returned to the Company and in substitution thereof the Employee shall receive a cash payment equal to, (x) the lower of the Fair Market Value of the Share Unit (for purposes of this Agreement, Fair Market Value of a Share Unit shall be the average of the highest and lowest company stock price on the day of valuation or, if the Company's stock is not traded on such date, on the immediately preceding trading date) on the date of termination or the Deferral Amount, multiplied by (y) the percentage of the Deferral Amount collected by the Company prior to the date of termination.

    In the event Employee voluntarily terminates his or her employment with the Company or a Subsidiary during a Rollover Employee Restricted Period with respect to a Share Unit, such non-vested Share Unit shall be forfeited and returned to the Company and in substitution thereof, the Employee shall receive a cash payment equal to (i) the Fair Market Value of the Share Unit on the effective date of the most recent Rollover Election if the Fair Market Value of such Share Unit on the date of termination is higher than the Fair Market Value of such Share Unit on the effective date of the most recent Rollover Election or (ii) the lower of the Fair Market Value of the Share Unit on the date of termination or the Deferral Amount if the Fair Market Value of such Share Unit on the date of termination is lower than the Fair Market Value of such Share Unit on the effective date of the most recent Rollover Election.

    In the event Employee's employment with the Company is terminated by the Company without cause or Employee's employment is terminated due to Employee's Death, Disability, or Normal Retirement (which for purposes of this Section 7 shall be defined as retirement at age 65 or older) or termination is for any reason not specified elsewhere in this Subparagraph
  (b)(2) during an Employee Restricted Period with respect to a Share Unit, each such non-vested Share Unit shall be forfeited and returned to the Company and in substitution thereof Employee shall receive a cash payment equal to (x) the higher of the Fair Market Value of the Share Unit on the date of termination or the Deferral Amount, multiplied by (y) the percentage of the Deferral Amount collected by the Company prior to the date of termination.

  (c) During any Employee Restricted Period, Employee shall be entitled to receive additional Share Units equal in value (based on the Fair Market Value of a Share Unit on the record dividend date) to the amount of cash dividends said Employee would have received had he or she owned one (1) share of the Company's Common Stock for each Share Unit owned by such Employee on each record dividend date during such Employee Restricted Period.

  (d) Once a Share Unit becomes vested, each Share Unit shall be returned to the Company in exchange for payment in the form of cash or stock, as determined by the Committee, in an amount equal to the Fair Market Value of the Share Unit on the Vesting Date of Record. Payment shall be made within ninety (90) days of vesting.

8. STOCK OPTION EXERCISE

  (a) The exercise price for Stock Options issued under the Plan shall be paid in full when the Stock Option is exercised. The exercise price may be paid (i) in cash, (ii) in whole shares of Stock owned by the option holder at least six months prior to exercise, valued at Fair Market Value on the date of exercise, or (iii) by a combination of such methods of payment. In addition, a Stock Option holder may exercise the Stock Option by providing assurance from a broker registered under the Exchange Act of the delivery of the proceeds of an imminent sale of the Stock to be issued pursuant to the exercise of the Stock Option, such sale to be made at the direction of the Stock Option holder. In the case of Participants, the foregoing shall be subject to such terms, conditions and limitations as the Committee may specify from time to time.

  (b) The holder of a Stock Option shall have none of the rights of a shareholder until exercise of the Option and the issuance of shares of Stock pursuant to it.

9. GENERAL RESTRICTIONS

  (a) The Committee may, in its sole discretion, elect to defer the exercise, vesting or payment of an Award (or any part thereof) granted under the Plan, if necessary to avoid the loss of a deduction by the Company under Section 162(m) of the Code.

10. RIGHTS OF A PARTICIPANT

  A Participant receiving any Award under the Plan, unless otherwise provided by the Plan or decided by the Committee, shall have no rights as a shareholder unless and until certificates for shares of stock are issued to him.

11. TERMINATION OF EMPLOYMENT OR SERVICE

  (a) Except as provided in Paragraph 7, the effect of termination of a Participant's employment with the Company upon any outstanding Awards shall be determined by the Committee in its sole discretion as specified in the documentation evidencing a particular award.

  (b) Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment or service of the Company or its Subsidiaries as an Participant, or affect any right which the Company or such Subsidiaries may have to terminate the employment or service of such Participant. For purposes of this Plan and notwithstanding anything to the contrary contained elsewhere in this Plan, no termination of a Participant's employment, Board service, or consulting service with the Company within the meaning of this Plan shall be deemed to have occurred by virtue of the Company entering into any agreement with respect to, the public announcement of, the approval by the Company's shareholders or directors of, or the consummation of, any transaction or series of integrated transactions, if, prior to the occurrence of such transaction or series of integrated transactions, a majority of the Continuing Directors (as defined in Section 18 hereof) then in office determine that such transaction or series of integrated transactions should not be treated as a termination of a Participant's employment or Board service or consulting service with the Company within the meaning of this Plan.

12. WITHHOLDING

  The Company shall have the right to withhold from any payments made under this Plan, or to collect as a condition of payment, any taxes required by law to be withheld. At any time when a Participant is required to pay to the Company an amount required to be withheld under applicable income tax laws in connection with a distribution of shares of Stock pursuant to this Plan, the Participant may satisfy this obligation in whole or in part by electing to have the Company withhold from such distribution shares of Stock having a value equal to the amount required to be withheld. The value of the shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld shall be determined. The rules governing such withholding elections, including the date or dates by which such an election must be made, shall be determined by the Committee as necessary and in compliance with Rule 16b-3.

13. RESTRICTIONS ON TRANSFER

  Except as otherwise provided in this Paragraph 13, no Stock Option or other Award under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution and all Stock Options shall be exercisable during the Participant's lifetime only by the Participant. The Committee may, in its sole discretion, when and if permitted by Rule 16b-3, establish guidelines providing for the irrevocable transfer, without payment of consideration, of any Stock Option, other than Incentive Stock Options, by the Participant to a member of the Participant's immediate family or to a trust, partnership or other pass-through entity, whose beneficiaries are members of the Participant's immediate family. For purposes of this Paragraph 14, the term "immediate family" shall include the Participant's spouse, children and grandchildren.

14. NON-UNIFORM DETERMINATIONS

  The Committee's determinations under the Plan (including without limitation determinations of the Participants to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made by the Committee selectively among Participants who receive, or are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.

15. ADJUSTMENTS IN STOCK AND RELATED ADJUSTMENTS

  In the event of a reclassification, recapitalization, merger, consolidation, reorganization, issuance of warrants or other rights, stock dividend, stock split or reverse stock split, cash dividend, property dividend, including, without limitation, a distribution of the stock of a Subsidiary, combination or exchange of shares, repurchase of shares, or any other change in the capital structure of the Company in order to prevent dilution or enlargement of rights, the Committee shall determine the appropriate adjustments, if any, to (a) the number of shares of stock which may be issued under the Plan, (b) the number of shares issuable and the exercise price per share pursuant to an outstanding Award theretofore granted under this Plan and, (c) the number and kind of shares which may underlie an Award granted pursuant to Paragraph 5(d).

16. AMENDMENT OR TERMINATION

  The Committee at any time and from time to time may suspend, terminate, modify or amend the Plan; provided, however, that an amendment which requires stockholder approval in order for the Plan to continue to comply with Rule 16b-3, Section 162(m), or Section 422 of the Code or any other law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of stockholders. No suspension, termination, modification or amendment of the Plan may adversely affect any Award previously granted without the written consent of the Participant.

17. DURATION OF THE PLAN

  The Plan shall remain in effect until all Awards under the Plan have been satisfied by the issuance of Stock or the payment of cash, but no Award shall be granted more than ten years after the date the Plan is approved by the shareholders of the Company, which shall be the Plan's effective date.

18. CHANGE IN CONTROL

  For purposes of the Plan, a "Change of Control" shall have occurred if:

    (a) Any corporation, person or other entity (other than the Company) makes a tender or exchange offer for shares of Stock and shares are purchased pursuant thereto ("Offer");

    (b) More than fifty percent of the Company Stock is acquired by any person or group;

    (c) During the period of two consecutive years, individuals who at the beginning of such period were members of the Board cease for any reason to constitute at least a majority thereof (unless the election, or the nomination for election by the Company's shareholders, of each new Director was approved by a vote of at least two-thirds of the Directors then still in office who were Directors at the beginning of the period); or

    (d) The shareholders of the Company approve a definitive agreement to merge the Company with another corporation where the Company is not the surviving corporation or survives only as a subsidiary of another corporation, to consolidate the Company with another corporation, or sell or otherwise dispose of substantially all of the Company's assets.

    In the event of the occurrence of a Change of Control, then from and after the date of the first purchase of Stock pursuant to the Offer, or the date on which public announcement of the acquisition of such percentage of stock shall have been made, or the date on which such change in the composition of the Board shall have occurred, or the date of any such shareholder approval, all Stock Options and Stock Appreciation Rights and other Awards granted pursuant to the Plan which remain outstanding shall automatically become exercisable in full, whether or not otherwise exercisable, and all other Awards under the Plan shall be vested as determined by the Committee. Notwithstanding the foregoing, no "Change of Control" shall be deemed to have occurred by virtue of any of the events set forth above if, prior to the occurrence of such event, a majority of the Continuing Directors then in office determine that such event should not be treated as a "Change of Control" for purposes of this Plan. "Continuing Director" shall mean any member of the Board of Directors of the Company who is a member of the Board of Directors as of the date of this Agreement and any person who subsequently becomes a member of the Board of Directors, if such person's nomination for election or election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

19. INTENT: SEPARABILITY

  All Incentive Stock Options granted hereunder are intended to comply with
Section 422 of the Code and, to the extent applicable, Section 424 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent. This Plan and all Stock Options, stock appreciation rights, and other awards and rights granted hereunder are intended to satisfy the conditions of Rule 16b-3, as amended, and all provisions of this Plan and all Stock Options, Stock Appreciation Rights, and other awards and rights granted hereunder shall be construed in such manner as to effectuate that intent. If any of the terms or provisions of this Plan conflict with the requirements of Rule 16b-3 (as it may be amended from time to time) or Sections 422 and 424 of the Code (as they may be amended from time to time), then such terms or provisions shall be deemed inoperative to the extent that they so conflict with such requirements.

20. GOVERNING LAW

  To the extent that Federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the state of Mississippi.

                                                                     APPENDIX B

                                CHEMFIRST INC.
                       1997 EMPLOYEE STOCK PURCHASE PLAN

  ChemFirst Inc., a Mississippi corporation (hereinafter referred to as the "Sponsoring Employer" or as an "Employer"), has adopted the following Employee Stock Purchase Plan for the benefit of its eligible employees.

  The number of shares of the Sponsoring Employer's $1.00 par value common stock (the "Common Stock") presently reserved for issuance under the plan is 250,000 shares.

  The purpose of this plan is to provide an opportunity for eligible employees of an Employer to share in the growth and prosperity of the Sponsoring Employer through the acquisition of shares of the Common Stock.

  The Sponsoring Employer intends that options issued under this plan (hereinafter "Options") shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

                               ARTICLE 1: TITLE

  1.1 This plan shall be known as the ChemFirst Inc. 1997 Employee Stock Purchase Plan (hereinafter referred to as the "Plan").

                            ARTICLE 2: DEFINITIONS

  As used herein, the following words and phrases shall have the meanings specified below, unless a different meaning is plainly required by the context, viz.:

  2.1 The term "Board of Directors" shall mean the Board of Directors of the Sponsoring Employer.

  2.2 The term "Compensation Committee" shall mean the Compensation Committee of the Board of Directors or any individual or committee designated by the Compensation Committee to carry out its obligations hereunder.

  2.3 The term "Contribution Account" shall mean the account established on behalf of a Member to which shall be credited the amount of the Member's contribution, pursuant to Article 4.

  2.4 The term "Employee" shall mean each current or future employee of an Employer, whose customary employment is at least twenty (20) hours a week and is or will be more than five (5) months in a calendar year, except those employees of the Employer who are deemed to be "highly compensated employees" within the meaning of Section 423 of the Code and who are also either (i) "officers" of the Sponsoring Employer for purposes of Section 16 of the Securities Exchange Act of 1934 or (ii) officers of an Employer who are eligible for conversion awards under Section 7 of the Sponsoring Employer's 1995 Long Term Incentive Plan or any Sponsoring Employer Long Term Incentive Plan which becomes effective subsequent to the date this Plan is adopted by the Board of Directors.

  2.5 The term "Employer" shall mean any corporation designated by the Board of Directors of the Sponsoring Employer as an Employer under this Plan and which is either the Sponsoring Employer or a Subsidiary of the Sponsoring Employer.

  2.6 The term "Exercise Date" shall mean the last trading date on the New York Stock Exchange (hereinafter referred to as "NYSE") of the Offering Period.

  2.7 The term "Fair Market Value" shall mean the average of the high and low sales price of the Common Stock as reported by NYSE as of the applicable date; provided that, if there shall be any material alteration in the present system of reporting prices of such stock, or if such stock shall no longer be reported on the NYSE, the Fair Market Value of the stock as of a particular date shall be determined by such method as shall be specified by the Compensation Committee.

  2.8 The term "Grant Date" shall mean the first NYSE trading date of the Offering Period.

  2.9 The "Issue Price" shall mean the price of the stock to be charged to participating Members at the Exercise Date as provided in Article 4.

  2.10 The term "Member" shall mean any Employee of an Employer who has met the conditions and provisions for becoming a Member as provided in Article 3.

  2.11 The term "Member's Contribution Rate" shall be that whole percentage of a Member's Normal Monthly Pay a Member elects to contribute by regular payroll deductions to his Contribution Account as provided by Section 4.2.

  2.12 The term "Normal Monthly Pay" shall be computed for hourly Employees by annualizing the Employee's hourly base pay and his regular scheduled hours of work as in effect from time to time during the Offering Period in question and in each case dividing by twelve, and the term "Normal Monthly Pay" for salaried Employees shall mean the Employee's regular monthly base pay in effect from time to time during the Offering Period in question.

  2.13 The term "Plan Agent" shall mean that individual or entity to which the Sponsoring Employer has delegated authority to administer this Plan and keep records of individual Member benefits.

  2.14 Except for the initial Offering Period, which shall be from October 1, 1997 through June 30, 1998, the term "Offering Period" shall mean a period of three (3) calendar months, commencing on the first day of January, April, July and October and ending, respectively, on the last day of each March, June, September and December. The Board of Directors or the Compensation Committee shall have the power to change the commencement date and duration of future Offering Periods if such change is announced at least seven (7) days prior to the scheduled beginning of the first Offering Period to be affected.

  2.15 The term "Sponsoring Employer Stock" shall mean those shares of the Common Stock which pursuant to Section 4.1 are reserved for issuance upon the exercise of the Options granted under this Plan.

  2.16 The term "Subsidiary" shall mean any corporation having a relationship to the Sponsoring Employer described in Section 424(f) of the Code.

  2.17 Any words herein used in the masculine shall be read and construed in the feminine where they would so apply. Words in the singular shall be read and construed as though in the plural in all cases where they would so apply.

                         ARTICLE 3: MEMBERSHIP IN PLAN

  3.1 Each Employee will be eligible to become a Member in the Plan for any Offering Period if he is an Employee on the first day of the Offering Period.

  3.2 Upon becoming a Member, said Member shall be bound by the terms of this Plan, including any amendments hereto.

  3.3 Each Employee who becomes eligible to become a Member shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder for an Offering Period, he shall complete such form and file it with his Employer prior to the first day of the Offering Period. An Employee may only become a Member in the Plan at the beginning of an Offering Period. The completed enrollment form shall indicate the Member's Contribution Rate authorized by the Member for such Offering Period, and shall authorize the Plan Agent to retain shares of Common Stock credited to such Member's account pursuant to Section 4.7, to use cash dividends attributable to Common Stock in such Member's account pursuant to Section 5.16 to purchase additional shares of Common Stock and to retain in such account stock dividends attributable to Common Stock in such account.

                     ARTICLE 4: ISSUANCE OF STOCK OPTIONS

  4.1 The Sponsoring Employer shall reserve 250,000 shares of Common Stock for issuance upon the exercise of the Options granted hereunder. These shares may be either authorized and unissued shares, issued shares held in or acquired for the treasury of the Sponsoring Employer, or shares of stock reacquired by the Sponsoring Employer upon purchase in the open market or otherwise.

  4.2 (a) In order to participate in the Plan for an Offering Period and be granted an Option hereunder, an Employee must authorize his Employer to deduct through payroll deduction each pay period a whole percentage of Normal Monthly Pay, but not less than $10.00 per month ("Member's Contribution Rate"). The maximum Member's Contribution Rate shall be fifteen percent (15%) of his Normal Monthly Pay from his Employer. Such authorization shall be in writing and on such forms as shall be provided by the Sponsoring Employer. Such deductions shall begin as of the first pay period beginning on or after the first day of the Offering Period. For all purposes of this Plan, such contributions shall be deemed a part of the Member's Contribution Account. Member contributions will not be permitted to begin at any time other than the beginning of the Offering Period. Except for withheld amounts that are refunded to Members in the event the shareholders of the Sponsoring Employer do not approve this Plan in accordance with Section 5.13, no interest shall accrue on any amounts withheld under this Plan. If the shareholders of the Sponsoring Employer do not approve this Plan in accordance with Section 5.13, all withheld amounts shall be refunded promptly after such shareholder vote, with interest accrued thereon at six percent (6%) per annum.

  (b) Subject to this Section 4.2, a Member may increase or decrease his Member's Contribution Rate by filing a properly completed change form, or such other authorization as the Sponsoring Employer shall require, with the party and by the date designated by the Sponsoring Employer. Such change shall be made in whole percentages of Normal Monthly Pay, and shall be effective beginning on the first day of the Offering Period next succeeding the receipt of the timely filed change form by the designated party.

  (c) Subject to the provisions of Section 4.5, a Member may at any time withdraw from participation in the Plan by filing a properly completed withdrawal form, or such other authorization as the Sponsoring Employer shall require, with the party and by the date designated by the Sponsoring Employer. Provided the Sponsoring Employer or the party so designated has received the withdrawal form fifteen (15) days prior to the Exercise Date, as soon as practicable after receipt of the timely filed withdrawal form by the designated party, (i) all payroll deductions then credited to the Member's Contribution Account shall be paid to the Member, and (ii) no further payroll deductions shall be made from the Member's compensation and no options shall be granted to the Member during any Offering Period commencing thereafter, unless the Member elects again to participate in the Plan pursuant to this
Section 4.2. Partial withdrawal from participation in the Plan shall not be permitted. Moreover, if contributions are withdrawn during an Offering Period, no further contributions will be permitted during that Offering Period. No interest shall accrue on contributions which are withdrawn pursuant to this paragraph.

  (d) The fact that an Employee elects to participate for an Offering Period, or fails so to elect, shall not affect his right to participate, or not to participate, for any other Offering Period.

  4.3 If the total number of shares to be purchased under Options by all Members for any Offering Period exceeds the number of shares remaining authorized under this Plan, a pro rata allocation of the available shares will be made among all Members authorizing such payroll deductions based on the amount of the respective aggregate payroll deductions up to the Exercise Date.

  4.4 The Issue Price of the Common Stock under this Plan will be the lesser of (a) eightyfive percent (85%) of the Fair Market Value on the last trading date of the Offering Period (being the Exercise Date for the Offering Period) or (b) eighty-five percent (85%) of the Fair Market Value on the first trading date of the Offering Period (being the Grant Date for the Offering Period).

  4.5 On the Exercise Date a Member's Contribution Account shall be used to purchase the maximum number of full and fractional shares of Common Stock (rounded down to the nearest ten thousandth of a share) determined by dividing the Issue Price defined in Section 4.4 into the Member's Contribution Account, unless the Member has notified the Sponsoring Employer in writing at least fifteen (15) days prior to the Exercise Date that the Member does not want to exercise any Options. Any money remaining in a Member's Contribution Account that is not used to purchase Common Stock shall be returned to the Member. Options granted under this Plan shall be subject to such amendment or modification as the Sponsoring Employer shall deem necessary to comply with any applicable law or regulation and shall contain such other provisions as the Sponsoring Employer shall from time to time approve and deem necessary.

  4.6 In no event may a Member (a) receive an option that permits his rights to purchase stock under all employee stock purchase plans of the Sponsoring Employer and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, or (b) receive an Option if he owns (within the meaning of Section 423(b)(3) of the Code), immediately after the Option is granted, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Sponsoring Employer or its parent or subsidiary corporation, or (c) transfer or otherwise alienate any Option granted to him under this Plan, other than by will or the laws of descent and distribution.

  4.7 (a) Until the Member has satisfied the tax holding periods under Section 423 of the Code, he will not receive a stock certificate for the shares purchased by him pursuant to this Plan, his shares shall be held for his account by the Plan Agent, and he may sell his Common Stock issued pursuant to this Plan only through the brokerage facilities provided by the Plan Agent. The Plan Agent will hold the shares of Common Stock of all Members together in its name or the name of its nominee. The Plan Agent will forward as soon as practicable any proxy solicitation materials to the Members. The Plan Agent will vote the full and fractional shares credited to a Member's account in accordance with the Member's directions. The Plan Agent will vote only such shares as to which it receives signed proxies.

  (b) After the Member has satisfied the Section 423 holding periods, he may request a certificate for any whole number of such shares no longer subject to such holding periods.

  (c) Each Member may also make a gift of the shares in his account with the Plan Agent to another person before he has satisfied the Section 423 holding periods. To do so, the Member shall file a written request for a stock certificate with the Sponsoring Employer.

  (d) After the purchase of shares of Common Stock pursuant to Section 4.5, regardless of whether a certificate has been issued to the Member or such shares are held for the Member's account by the Plan Agent, the Member will have all ownership rights with respect to such shares, including, without limitation, the right to vote such shares, to receive all reports and other shareholder material, and to receive any dividends or distributions which might be declared on such shares by the Board of Directors in the future.

  4.8 (a) If a Member's employment with an Employer is terminated for any reason (including death or disability) on or before the fifteenth (15th) day of the last month of an Offering Period, the Member's right to purchase Common Stock under the Plan will terminate immediately, and the Member's payroll deductions not theretofore applied to the purchase of Common Stock will be returned to the Member (or the Member's Executor or Administrator in the case of death), without interest, as soon as practicable. If the termination of employment occurs subsequent to the date referred to in the preceding sentence, Common Stock will be purchased for the Member on the last day of the Offering Period.

  (b) In addition, the Member (or his Executor or Administrator in the case of death) will be requested to complete a termination form by which the Member notifies the Plan Agent whether the Member wishes (i) to receive, subject to
Section 4.7, a certificate for the number of shares held in his account and cash representing any fractional share or (ii) to sell such shares and any fraction thereof through the Plan Agent. If the Member fails to complete and return the form within sixty (60) days after termination of the Member's employment, the Member will be deemed to have elected to receive, subject to
Section 4.7, a certificate for the Member's shares and cash for any fractional share interest.

  4.9 If a Member or former Member disposes of a share of Sponsoring Employer Stock obtained under this Plan (a) prior to two (2) years after the Grant Date of such share, or (b) prior to one (1) year after the Exercise Date, then that Member or former Member must notify the Sponsoring Employer immediately of such disposition in writing.

  4.10 (a) If a Member goes on a leave of absence, he will continue to participate in the Plan for the Offering Period in which his leave began. If a Member's leave of absence is ninety (90) days or less, his payroll deductions will resume at the same rate when he returns to active service (unless he was on leave of absence at the beginning of the Offering Period in which he returns). If his leave is longer than ninety (90) days, he may participate in the Plan only for a subsequent Offering Period by submitting a complete enrollment form at least fifteen (15) calendar days prior to the start of the Offering Period. If his leave of absence is longer than ninety (90) days, for purposes of the Plan he will be treated as having terminated employment on the ninetyfirst (91st) day of his leave of absence.

  (b) If a Member is on a leave of absence at the beginning of an Offering Period, that Member may not participate in the Plan for that Offering Period.

  (c) If the Member has requested and received a certificate representing his shares, he may sell the shares through any broker he selects. If the Member's balance in his account with the Plan Agent contains less than a full share and the Member is not then a participant in the Plan, the Plan Agent will cause such fractional share to be sold and the proceeds of the sale to be paid to such Member.

  (d) In the event of any issuance of a stock certificate pursuant to this Plan, the Member will be responsible for ordinary charges in connection with the issuance of such certificate, and, in the event of any sale of shares issued pursuant to this Plan, the Member will be responsible for brokerage and other costs of the sale.

  (e) Whenever a Member's or former Member's account is to be closed, the Plan Agent shall arrange for a sale of any fractional shares credited to such account within a reasonable period after the event resulting in the closure of such account.

                           ARTICLE 5: MISCELLANEOUS

  5.1 The Sponsoring Employer or the Plan Agent shall administer the Plan and keep records of individual Member benefits. The Compensation Committee of the Board shall interpret the terms and intent of the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, and all such determinations by the Compensation Committee shall be conclusive and binding on all persons.

  5.2 Each Member, former Member, or any other person who shall claim any right or benefit under this Plan, shall be entitled only to look to the Employer for such benefit.

  5.3 The Compensation Committee of the Board may, at any time or from time to time, amend the Plan in any respect, except that approval of the stockholders of the Sponsoring Employer will be required for any amendment for which stockholder approval is required under Section 423 of the Code or any other applicable law. The Compensation Committee may at any time terminate the Plan effective as of the last day of any Offering Period or may terminate the right of Members to make contributions or further contributions under the Plan during any Offering Period.

  5.4 The Employer will pay all expenses of administering this Plan that may arise in connection with this Plan other than the charges incurred in connection with the sale of a Member's shares through the Plan Agent or the issuance of a Member's stock certificate.

  5.5 Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan shall be promulgated and adopted by the Compensation Committee or the Board.

  5.6 Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

  5.7 This Plan shall be construed in accordance with the laws of the State of Mississippi.

  5.8 A misstatement of fact as to an Employee's date of employment or any such other matter shall be corrected when it becomes known that any such misstatement of fact has occurred.

  5.9 The Options granted hereunder are not transferable by the Member otherwise than by will or the laws of descent and distribution, and are excisable during the Member's lifetime only by him. If a Member attempts such assignment, transfer or alienation, the Employer shall disregard that action.

  5.10 This Plan is intended to be an "employee stock purchase plan" qualified under Section 423 of the Code, and it shall be interpreted in such a manner as to insure that the Members receive the benefits provided by such a plan.

  5.11 This Plan shall not be deemed to constitute a contract between an Employer and any Member or to be a consideration or an inducement for the employment of any Member or Employee. Nothing contained in this Plan shall be deemed to give any Member or Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Member or Employee at any time regardless of the effect which such discharge shall have upon him as a Member of the Plan.

  5.12 No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, of any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of, and any and all rights and claims against, any Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Member, as a part of the consideration for any benefits provided by each Employer under this Plan.

  5.13 Notwithstanding any other provision of this Plan, in order for this Plan to continue as effective, it must be approved by the shareholders of the Sponsoring Employer during the period commencing twelve (12) months prior to and ending twelve (12) months after it is adopted by the Board of Directors.

  5.14 In the event of any change in the number of outstanding shares of Common Stock by reason of a recapitalization, merger, consolidation, reorganization, separation, liquidation, stock split, stock dividend, combination of shares, or any other change in the corporate structure or shares of stock of the Sponsoring Employer, the Board of Directors will make an appropriate adjustment, in accordance with applicable provisions of the Code and rulings and regulations thereunder, in the number and kind of shares which may be offered under the Plan, both in the aggregate and as to each Member, the number of shares then subject to offerings theretofore made, and the price of shares offered under the Plan. In the event of a dissolution or liquidation of the Sponsoring Employer or a merger or consolidation in which the Sponsoring Employer is not the surviving corporation or survives only as a subsidiary of another corporation, each outstanding Option granted under this Plan shall terminate except to the extent that another corporation assumes such Option or substitutes another option therefor.

  5.15 The Sponsoring Employer's obligation to sell and deliver stock under the Plan is at all times subject to all approvals of any governmental authorities required in connection with the authorization, issuance, sale or delivery of such stock.

  5.16 If the Sponsoring Employer pays a cash dividend on shares of Common Stock and a Member is entitled to receive such dividend on such shares that have been purchased under the Plan and which are then held for the Member's account by the Plan Agent, such dividend shall not be paid in cash, but shall be paid in the form of additional shares of Common Stock ("Reinvested Shares"), upon such terms and conditions as the Sponsoring Employer shall determine, subject to this Section 5.16. Reinvested Shares may be purchased directly from the Sponsoring Employer, from its treasury or authorized and unissued shares of Common Stock, or purchased on the open market. Reinvested Shares shall be purchased at one hundred percent (100%) of market value and not at the Issue Price set forth in Section 4.4. A Member's account with the Plan Agent shall be credited with the number of whole or fractional shares equal to the amount of the dividend paid on a Member's shares of Common Stock acquired under the Plan divided by the purchase price of the Reinvested Shares.

  5.17 Any notice that the Sponsoring Employer or Member may be required or permitted to give to each other shall be in writing, or by such other means of communication as the Sponsoring Employer may designate in writing from time to time, and may be delivered personally or by mail, postage prepaid, addressed as follows: if to the Sponsoring Employer to J. Steven Chustz, General Counsel, ChemFirst Inc., 700 North Street, Jackson, Mississippi 39202, or at such other address as the Sponsoring Employer, by notice to the Members, may designate in writing from time to time, with a copy of such notice forwarded to Bank of New York, Employee Stock Purchase Plan Administration, Attn: Collen Steffens, 101 Barclay Street 12W, New York, New York 10286, or to such other entity or person and at such other address as the Sponsoring Employer, by notice to the Members, may designate in writing from time to time; if to any other Employer, to the address designated by such Employer in a written notice to the Members; and if to the Member, at the address shown on the records of the Sponsoring Employer, or at such other address as the Member, by notice to the Sponsoring Employer, may designate in writing from time to time.

[LOGO OF CHEMFIRST INC. APPEARS HERE]
                                                             1998 ANNUAL MEETING

  You are cordially invited to attend the annual meeting of stockholders of ChemFirst Inc. The meeting will be held Wednesday, May 27, 1998, at 2:00 p.m.
(CST) in the Garden Room at Dennery's, 330 Greymont Avenue, Jackson,
Mississippi.

  Please mark the boxes on the proxy card to indicate how your shares should be voted. Sign and return your proxy as soon as possible in the enclosed postpaid envelope. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE THE PROXY CARD WHERE INDICATED - NO BOXES NEED BE CHECKED.

  Votes are tabulated by The Bank of New York, the Company's transfer agent. Any comments noted on the proxy card or an attachment will be forwarded to the Corporate Secretary by Bank of New York. Please indicate if you have comments by marking the appropriate box.

                                        James L. McArthur
                                        Secretary

                           .DETACH PROXY CARD HERE.
--------------------------------------------------------------------------------
     [___]

1. Election of Directors        FOR all nominees  [_]   WITHHOLD AUTHORITY to vote     [_]      *EXCEPTIONS  [_]
                                listed below            for all nominees listed below

NOMINEES: Three year term - Paul A. Becker, James W. Crook, Dan F. Smith, Leland R. Speed
          Two year term - Richard P. Anderson, Michael J. Ferris, William A. Percy, II, R. Gerald Turner
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S
NAME IN THE SPACE PROVIDED BELOW).
*Exceptions________________________________________________________________________________________________________________

2. ChemFirst Inc. 1998 Long-       FOR       AGAINST      ABSTAIN     3. ChemFirst Inc. 1997 Employee Stock Purchase Plan.
   Term Incentive Plan.            [_]         [_]          [_]             FOR         AGAINST         ABSTAIN
                                                                            [_]           [_]             [_]
4. In their discretion upon such other matters as may
   properly come before the meeting. (Crossout if vote                I will attend  [_]    Change of Address and  [_]
   is withheld)                                                       meeting               or Comments Mark Here

NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.  JOINT OWNERS, EACH SIGN.  WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR,
TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL NAME AS SUCH.

SIGNATURE(S)_________________________________________________________                 DATE_____________

SIGNATURE(S)_________________________________________________________                 DATE_____________

PLEASE SIGN, DATE AND RETURN THE PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.          VOTES MUST BE INDICATED     [_]
                                                                                      (X) IN BLACK OR BLUE INK.

-------------------------------------------------------------------------------

                                CHEMFIRST INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    FOR THE ANNUAL MEETING ON MAY 27, 1998

  The undersigned hereby appoints James E. Fligg, Robert P. Guyton, Paul W. Murrill and J. Kelley Williams, and each of them, with the power of substitution and revocation, as attorneys and proxies to appear and vote all shares of Common Stock held by the undersigned, at the Annual Meeting of ChemFirst Inc. to be held on May 27, 1998 and at any and all adjournments thereof, and the undersigned hereby instructs said proxies to vote as indicated on all matters referred to on the reverse side and described in the proxy statement for the meeting, and in accordance with their judgment on all other matters that may properly come before the meeting.

  All proxies will vote as specified on the reverse side. IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL VOTE (1) FOR the election of the director nominees, (2) FOR Approval of the ChemFirst Inc. 1998 Long-Term Incentive Plan,
(3) FOR approval of the ChemFirst Inc. 1997 Employee Stock Purchase Plan, and
(4) on all other matters that may properly come before the meeting in accordance with their judgement. To vote FOR the Board of Directors' recommendations, just sign and date the reverse side - no boxes need to be checked.

See Reverse Side

                                               CHEMFIRST INC.
                                               P.O. BOX 11270
                                               NEW YORK, N.Y. 10203-0270